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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LIBERTY PROPERTY TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

LIBERTY PROPERTY TRUST
500 Chesterfield Parkway
Malvern, Pennsylvania 19355

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held May 11, 2011

        The 2011 ANNUAL MEETING of the shareholders of Liberty Property Trust, a Maryland real estate investment trust (the "Trust"), will be held at The Desmond Hotel, One Liberty Boulevard, Malvern, Pennsylvania 19355, on May 11, 2011 at 11:00 a.m., local time, for the following purposes:

  1.
  To elect seven trustees to hold office until the Annual Meeting of Shareholders to be held in 2012 and until their successors are duly elected and qualified;

  2.
  To hold a non-binding, advisory vote regarding the compensation of the Trust's named executive officers;

  3.
  To hold a non-binding, advisory vote regarding the frequency of the voting on the compensation of the Trust's named executive officers;

  4.
  To ratify the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2011; and

  5.
  To transact such other business as may properly come before the meeting.

        The Board of Trustees of the Trust has fixed the close of business on March 15, 2011 as the record date for the meeting. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

        The accompanying form of proxy is solicited by the Board of Trustees of the Trust. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the meeting.

By Order of the Board of Trustees,
James J. Bowes Secretary

Malvern, Pennsylvania
April 11, 2011

Please Complete and Return Your Signed Proxy Card

        Please complete and promptly return your proxy in the envelope provided. Doing so will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.

LIBERTY PROPERTY TRUST
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 11, 2011
GENERAL INFORMATION

        This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board of Trustees" or the "Board") of Liberty Property Trust, a Maryland real estate investment trust (the "Trust" or the "Company"), for use at the Trust's 2011 Annual Meeting of Shareholders (the "Meeting") to be held at The Desmond Hotel, One Liberty Boulevard, Malvern, Pennsylvania 19355 on May 11, 2011 at 11:00 a.m., local time, and any adjournment or postponement thereof, for the purposes set forth in the foregoing notice and more fully discussed herein. This proxy statement, the foregoing notice and the enclosed proxy are first being mailed to shareholders of the Trust on or about April 11, 2011. Only shareholders of record at the close of business on March 15, 2011 (the "Record Date") shall be entitled to notice of and to vote at the Meeting.

        If the enclosed proxy is properly executed and received by the Trust prior to voting at the Meeting, the common shares of beneficial interest, $0.001 par value per share, of the Trust (the "common shares") represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the common shares represented by the enclosed proxy will be voted FOR the nominees of the Board of Trustees in the election of trustees, FOR the non-binding, advisory vote regarding the compensation of the Company's named executive officers, FOR the "1 Year" frequency of the voting on the compensation of the Trust's named executive officers and FOR ratification of the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2011. Management does not intend to bring any matter before the Meeting other than as indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

        Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Trust in writing prior to the time of the Meeting, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

        On the Record Date, the Trust had 114,540,794 common shares outstanding and entitled to vote at the Meeting. Each holder of common shares is entitled to one vote per share held of record by such holder on the Record Date. There must be present at the Meeting in person or by proxy shareholders entitled to cast a majority of all the votes entitled to be cast to constitute a quorum for the Meeting. Common shares represented at the Meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum, but will not be considered cast on any proposal on which they were not voted. Thus, abstentions and broker "non-votes" are deemed to be present at the Meeting for the purpose of determining whether a quorum is constituted, but are not deemed to be votes cast at the Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

        Abstentions and broker "non-votes" will affect each of the proposals described in this proxy as follows:

  •
  On the proposal to elect seven trustees to hold office until the Annual Meeting of Shareholders to be held in 2012 and until their successors are duly elected and qualified, the vote of a majority of all the votes cast at the Meeting is necessary to elect a trustee. Neither abstentions nor broker non-votes will be counted as votes cast, and therefore, assuming a quorum is achieved, will have no effect on the results of the vote with respect to this proposal.

  •
  The vote of a majority of all the votes cast at the Meeting is necessary to ratify the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2011. Neither abstentions nor broker non-votes will be counted as votes cast, and therefore, assuming a quorum is achieved, will have no effect on the results of the vote with respect to this proposal.

  •
  With respect to the vote regarding the compensation of the Company's named executive officers, passage of the proposal requires that the number of votes FOR approval of executive compensation must exceed the number of votes AGAINST approval. With respect to the vote regarding the frequency of the voting on the compensation of the Trust's named executive officers, shareholders will be considered to have approved the frequency—every three years, every two years or every one year—receiving the greatest number of votes. Neither abstentions nor broker non-votes will be counted as votes cast and will have no effect on the results of the vote with respect to these proposals. Both votes are advisory and are not binding on the Trust or the Board. However, our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, or for one frequency over the other options, we will consider our shareholders' concerns and the Board will evaluate any appropriate next steps.

        A majority of all votes cast in an election for trustees means that the number of shares voted "for" a nominee for trustee must exceed the number of votes cast as "withheld" from that nominee. In addition, the Trust's corporate governance policies provide that if a nominee for trustee who already serves as a trustee is not elected by a majority of the votes cast, the trustee will offer to tender his or her resignation to the Board of Trustees. The Corporate Governance and Nominating Committee of the Board of Trustees will then make a recommendation to the Board of Trustees on whether to accept or reject such resignation, or whether other action should be taken. The Board of Trustees will act on the Corporate Governance and Nominating Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Any such trustee who tenders his or her resignation will not participate in the Board of Trustee's decision. There is no cumulative voting in the election of trustees.

        A majority of the votes cast at the Meeting shall be sufficient to approve any other matter that may properly come before the Meeting, unless more than a majority of the votes cast is required by the Declaration of Trust of the Trust (the "Declaration of Trust") or applicable law.

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Shareholders to be Held on May 11, 2011

        This proxy statement and our 2010 annual report to shareholders are available at www.libertyproperty.com in the "Investor Relations" section.

 SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of March 15, 2011 (except as indicated below), regarding the beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of common shares by each trustee, each nominee for election as trustee, each executive officer listed in the Summary Compensation Table appearing on page 26, all trustees and executive officers as a group, and each person who is known to the Trust to be the beneficial owner of more than five percent of the outstanding common shares. Each person named in the table below has sole voting and investment power with respect to the common shares listed opposite such person's name, except as otherwise noted.

Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
William P. Hankowsky	692,362	(1)	*
George J. Alburger, Jr.	368,815	(2)	*
Robert E. Fenza	549,920	(3)	*
James J. Bowes	185,065	(4)	*
Michael T. Hagan	185,846	(5)	*
Frederick F. Buchholz	73,987	(6)	*
Thomas C. DeLoach, Jr.	66,595	(7)	*
Katherine Elizabeth Dietze	1,133		*
Daniel P. Garton	41,894	(8)	*
J. Anthony Hayden	107,386	(9)	*
M. Leanne Lachman	79,855	(10)	*
David L. Lingerfelt	74,461	(11)	*
Stephen B. Siegel	56,805	(12)	*
Stephen D. Steinour	23,988		*
ING Clarion Real Estate Securities, LLC	11,028,025	(13)	9.6%
The Vanguard Group, Inc.	10,281,224	(14)	9.0%
BlackRock, Inc.	9,685,590	(15)	8.5%
Cohen & Steers, Inc.	9,479,323	(16)	8.3%
Invesco Ltd.	7,960,854	(17)	7.0%
All trustees and executive officers as a group (14 persons)	2,507,549	(18)	2.2%

*
Represents less than one percent of class.

(1)
Includes 503,124 common shares subject to options exercisable within 60 days after March 15, 2011.

(2)
Includes 192,335 common shares subject to options exercisable within 60 days after March 15, 2011.

(3)
Includes 295,249 common shares subject to options exercisable within 60 days after March 15, 2011 and 195,043 common shares issuable upon exchange of units of limited partnership interest ("Units") of Liberty Property Limited Partnership, a Pennsylvania limited partnership (the "Operating Partnership") which, as of December 31, 2010, was 96.7% owned by the Trust. Also includes 700 common shares, held by Mr. Fenza as custodian for his children, or owned directly by such children, as to which Mr. Fenza disclaims beneficial ownership. Includes 140,000 Units pledged by the beneficial owner as security for loans.

(4)
Includes 128,591 common shares subject to options exercisable within 60 days after March 15, 2011.

(5)
Includes 118,331 common shares subject to options exercisable within 60 days after March 15, 2011 and 14,491 common shares issuable upon exchange of Units.

(6)
Includes 38,500 common shares subject to options exercisable within 60 days after March 15, 2011.

(7)
Includes 21,000 common shares subject to options exercisable within 60 days after March 15, 2011.

(8)
Includes 33,500 common shares subject to options exercisable within 60 days after March 15, 2011.

(9)
Includes 38,500 common shares subject to options exercisable within 60 days after March 15, 2011. Includes approximately 15,000 common shares pledged by the beneficial owner as security for loans.

(10)
Includes 38,500 common shares subject to options exercisable within 60 days after March 15, 2011.

(11)
Includes 33,500 common shares subject to options exercisable within 60 days after March 15, 2011 and 30,674 common shares issuable upon exchange of Units.

(12)
Includes 20,000 common shares subject to options exercisable within 60 days after March 15, 2011.

(13)
As of December 31, 2010, ING Clarion Real Estate Securities, L.P. ("ING") has sole dispositive power and sole or shared voting power over 11,028,025 and 4,797,505 common shares, respectively. This information is as of, and based solely on a review of an amendment to Schedule 13G filed by ING with the Securities and Exchange Commission on, February 15, 2011. ING's address is 201 King of Prussia Road, Suite 600, Radnor, PA 19087.

(14)
As of December 31, 2010, The Vanguard Group, Inc. ("Vanguard") had sole or shared dispositive power and sole voting power over 10,281,224 and 6,090,639 common shares, respectively. This information is based solely on a review of an amendment to Schedule 13G filed by Vanguard with the Securities and Exchange Commission on February 10, 2011. Vanguard's address is 100 Vanguard Boulevard, Malvern, PA 19355.

(15)
As of December 31, 2010, BlackRock, Inc. and certain of its affiliates (collectively, "BlackRock") had sole dispositive power and sole voting power over 9,685,590 common shares. This information is based solely on a review of an amendment to Schedule 13G filed by BlackRock with the Securities and Exchange Commission on February 7, 2011. BlackRock's address is 40 East 52nd Street, New York, NY 10022.

(16)
As of December 31, 2010, Cohen & Steers, Inc. ("Cohen & Steers") had sole dispositive power and sole voting power over 9,479,323 and 8,043,886 common shares, respectively. This information is based solely on a review of an amendment to Schedule 13G filed by Cohen & Steers with the Securities and Exchange Commission on February 14, 2011. Cohen & Steers' address is 200 Park Avenue, 10th Floor, New York, NY 10017.

(17)
As of December 31, 2010, Invesco Ltd. ("Invesco") had sole or shared dispositive power and sole or shared voting power over 7,960,854 and 5,194,825 common shares, respectively. This information is based solely on a review of Schedule 13G filed by Invesco with the Securities and Exchange Commission on February 11, 2011. Invesco's address is 1555 Peachtree Street NE, Atlanta, GA 30309.

(18)
Includes 1,461,129 common shares subject to options exercisable within 60 days after March 15, 2011 and 240,208 common shares issuable upon exchange of Units. Also includes approximately 155,000 common shares and Units pledged as security for loans.

 PROPOSAL 1—ELECTION OF TRUSTEES AND CONTINUING TRUSTEES

        In accordance with the Declaration of Trust and the First Amended and Restated Bylaws of the Trust, the Board of Trustees has fixed the total number of trustees at ten. Seven trustees will be elected at the Meeting to serve until the Annual Meeting of Shareholders to be held in 2012 and until their successors are duly elected and qualified. The Board was previously classified into three classes, and two members of the Board elected at the Annual Meeting of Shareholders in 2009 will remain in office after the Meeting through the completion of their term, which will end at the Annual Meeting of Shareholders to be held in 2012 and when their successors are duly elected and qualified. Each of the nominees for election as trustee currently serves as a trustee of the Trust.

        A proxy signed in the enclosed form will be voted FOR the election of the nominees named below, unless a contrary instruction is given.

        Management believes that each of its nominees is willing and able to serve the Trust as trustee. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof other nominees are designated, the persons named in the proxy or their substitutes will have the discretion and authority to vote or to refrain from voting for other nominees in accordance with their judgment.

        The following is a brief description of the nominees for election as trustee and of the other continuing trustees of the Trust. The descriptions for the trustees set forth the experience, qualifications, attributes and skills that have led the Board to conclude that these nominees should serve as trustees of the Trust.

Recommendation and Required Vote

        The Board of Trustees recommends a vote FOR the election of each nominee. Assuming a quorum is present at the Meeting, a majority of all the votes cast at the Meeting shall be sufficient to elect a trustee.

Nominations for Election as Trustees with Terms to Expire in 2012

        M. Leanne Lachman, age 68, has served as a trustee of the Trust since June 1994. Ms. Lachman is the President of Lachman Associates, LLC, a real estate consulting firm, and is an Executive-in-Residence at Columbia Business School. Until October 2003, Ms. Lachman was a Managing Director of Lend Lease Real Estate Investment Management, a pension fund advisor. From 1987 forward, Ms. Lachman has specialized in real estate investment management for institutions. Ms. Lachman is a director and Chair of the Audit Committee of Lincoln National Corporation and a director of Lincoln Life & Annuity of New York, a subsidiary of Lincoln National Corporation.

        Ms. Lachman's extensive experience as a specialist in real estate investment management and her ongoing work enable Ms. Lachman to make valuable contributions to the Board, particularly in the area of strategic real estate investment analysis. Additionally, her experience as a director of another public company gives her insight into governance and related best practices, which enable her to make significant contributions as a Board member.

        Stephen D. Steinour, age 52, has served as a trustee of the Trust since February 11, 2010. In January 2009, Mr. Steinour was elected the Chairman, President and Chief Executive Officer of Huntington Bancshares Incorporated, a $53 billion regional bank holding company. Previously, he was the Chairman and Managing Partner of CrossHarbor Capital Partners, a private equity firm (2008–January 2009). From 2006 to 2008, he was President and Chief Executive Officer of Citizens Financial Group, Inc., a multistate commercial bank holding company. Prior to that, Mr. Steinour served as Vice Chairman and Chief Executive Officer of Citizens Mid-States regional banking (2005–2006). He served as Vice Chairman and Chief Executive Officer of Citizens Mid-Atlantic Region (2001–2005). At the beginning of his career, Mr. Steinour was an analyst for the U.S. Treasury Department and subsequently worked for the Federal Deposit Insurance Corporation. Mr. Steinour is also a director of Exelon Corporation and he serves on its audit committee and compensation committee. Mr. Steinour is a member of council of The Pennsylvania Society. He also serves as a trustee of the National Constitution Center and the Eisenhower Fellowships. Mr. Steinour also served as a member on the policy and legal affairs committees of the Pennsylvania Business Roundtable, and is a member of The Columbus Partnership and a trustee of the Columbus Downtown Development Corporation. He also has served on the board of and as the chairman of the Greater Philadelphia Chamber of Commerce.

        Mr. Steinour's experience in the banking industry with strong credit and risk management experience and knowledge of credit and capital markets, and his experience as Chairman, President and Chief Executive Officer of Huntington Bank and a director of Exelon enhance Mr. Steinour's value to the Board and to the Audit Committee. Additionally, his extensive involvement in the business community and exposure to several of the Trust's principal markets allow him to understand the point of view of customers of the Trust.

        Frederick F. Buchholz, age 65, has served as a trustee of the Trust since June 1994. Mr. Buchholz was with Lend Lease Real Estate Investments or its predecessors from 1968 until retiring in June 1998. Since his retirement, Mr. Buchholz has served as an independent real estate consultant. He was appointed a Senior Vice President of Equitable Real Estate in December 1990 and Executive Vice President in 1992. At various times, Mr. Buchholz was also the officer in charge of Equitable Real Estate's New York and Washington, D.C. regional offices. Prior to his retirement, Mr. Buchholz was the officer in charge of the Lend Lease Philadelphia region, supervising new business, asset management and restructuring/workout activities on behalf of a diversified regional mortgage and equity portfolio. Mr. Buchholz is a member of the Appraisal Institute and the Investment Review Committee of the Delaware Valley Real Estate Investment Fund, L.P.

        Mr. Buchholz's lengthy real estate career as a senior officer of a major institutional real estate owner and lender enables Mr. Buchholz to contribute significantly, particularly in connection with the review and analysis of the Trust's real estate transactions. Additionally, Mr. Buchholz's past experience as a board member of another real estate company provides Mr. Buchholz with important insights as to the governance of the Trust.

        Thomas C. DeLoach, Jr., age 63, has served as a trustee of the Trust since May 1999. Beginning in 1998, Mr. DeLoach served as an Executive Vice President of Mobil Oil Corporation and the President of Global Midstream, both wholly owned subsidiaries of Mobil Corporation (now Exxon Mobil Corporation), a global energy company, prior to his retirement in March 2000. Mr. DeLoach joined Mobil Corporation in 1969 as a chemical engineer and advanced through various positions in manufacturing, marketing, planning and supply. From December 1994 until his election as President of Global Midstream, Mr. DeLoach served as Chief Financial Officer and Senior Vice President of Mobil Corporation and Mobil Oil Corporation. From 1991 until his retirement in 2000, Mr. DeLoach served as a director of Mobil Oil Corporation. Mr. DeLoach was a partner in a Penske Racing, LLC from 2000 until 2002 and has been the Managing Partner of PIT Instruction & Training, LLC since 2003 and Red Horse Racing II, LLC since 2005. Mr. DeLoach is also a member of the Board of Directors of Asbury Automotive Group (NYSE:ABG), and serves as its Lead Director and on its Executive, Audit and Finance and Risk Committees.

        Mr. DeLoach's experience in various senior positions at a major American corporation with highly sophisticated processes and procedures in a capital intensive industry has given Mr. DeLoach strong insights which enable him to contribute to the Trust in a variety of areas, including in finance, human resources and internal operations. Mr. DeLoach's membership on the board of another public company also enables him to share best practices observed from his other experiences.

        Daniel P. Garton, age 53, has served as a trustee of the Trust since December 2001. Mr. Garton was named President and Chief Executive Officer of American Eagle Airlines, one of the world's largest regional airlines, in June 2010. AMR Corporation is the parent company of American Eagle and American

Airlines. Prior to joining American Eagle, Mr. Garton served as Executive Vice President—Marketing of AMR Corporation's American Airlines unit. In that position, Mr. Garton oversaw American Airlines' activities with respect to reservations, flight service, sales, its travel awards program, advertising and corporate communications. Previously, Mr. Garton served as Senior Vice President and then Executive Vice President of American Airlines Customer Service beginning September 1998. Mr. Garton served as President of American Eagle Airlines for three years beginning in July 1995. Mr. Garton joined AMR Corporation in 1984 as an analyst in the finance department and advanced through various positions to the office of Vice President—Financial Planning and Analysis in 1992. Mr. Garton left AMR Corporation in 1993 to become Senior Vice President and Chief Financial Officer of Continental Airlines. He returned to AMR Corporation two years later when he assumed the presidency of American Eagle Airlines.

        Mr. Garton's extensive experience in customer service, operations, finance and financial markets in a major American corporation with highly sophisticated processes and procedures has enabled him to make valuable contributions to the Trust as a Board member. His strong financial background has also allowed him to provide valuable service as a member of the Audit Committee.

        Stephen B. Siegel, age 66, has served as a trustee of the Trust since May 1995. Mr. Siegel is Chairman of Global Brokerage Services of CB Richard Ellis, one of the world's premier full service real estate companies. Prior to its merger with CB Richard Ellis, Mr. Siegel was the Chairman and Chief Executive Officer of Insignia/ESG, Inc., one of the premier commercial real estate companies in the United States, with significant international operations in the United Kingdom, Europe, Asia and Latin America. Mr. Siegel became the President and Chief Executive Officer of Insignia/ESG, Inc.'s predecessor company, Edward S. Gordon Company ("ESG"), in 1992. Prior to joining ESG, Mr. Siegel spent more than 27 years at Cushman & Wakefield, including as Chief Executive Officer. Mr. Siegel left Cushman & Wakefield in late 1988 and entered a joint venture with the Chubb Corporation where he worked for several years to develop and acquire investment-grade office buildings throughout the United States. Mr. Siegel is also involved in a number of charitable and civic affairs. He is the General Chairman of the Association for the Help of Retarded Children. In addition, Mr. Siegel is the President of the Board of the American Friends of Rabin Medical Center, and is a board member for the City Center 55th Street Theater Foundation and the Greater New York Council of the Boy Scouts of America.

        Mr. Siegel's long experience as a chief executive officer in a number of premier real estate service companies has enabled him to bring an expert perspective to the Board. His real estate acumen and sophisticated transactional experience have allowed him to provide significant contributions to the Trust as a Board member.

        Katherine Elizabeth Dietze, age 53, was elected as a trustee of the Trust in January 2011. Ms. Dietze was Global Chief Operating Officer, Investment Banking Division of Credit Suisse First Boston, a financial services company, until her retirement in 2005. She had also held the position of Managing Director, Investment Banking. Prior to joining Credit Suisse First Boston, Ms. Dietze was a Managing Director for Salomon Brothers Inc, a financial services company. Ms. Dietze brings a strong background in global investment and financial matters.

        As the only trustee with a background in investment banking, Ms. Dietze provides a unique and valuable perspective on global financial markets, investments and financial transactions. Ms. Dietze serves on two other public company boards, LaBranche LLC, (LAB) where she is Chair of the Audit Committee and Matthews International Corporation (MATW) where she serves as Chair of the Compensation Committee and Chairperson of the Company's Pension Board. On February 17, 2011 Cowen Group, Inc. ("Cowen") (NASDAQ: COWN) and LaBranche & Co., Inc. ("LaBranche") (NYSE: LAB) announced a definitive merger agreement under which Cowen will acquire LaBranche. Upon closing, Ms. Dietze will join Cowen's Board of Directors. Ms. Dietze's membership on the boards of other public companies also enables her to share best practices observed from her other experiences.

Continuing Trustees with Terms to Expire in 2012

        William P. Hankowsky, age 60, has served as a trustee of the Trust since May 2003. Mr. Hankowsky joined the Trust on January 1, 2001 as Executive Vice President and Chief Investment Officer and was promoted to the position of President on March 12, 2002. Mr. Hankowsky became the Chief Executive Officer of the Trust on January 21, 2003 and Chairman on June 10, 2003. Prior to joining the Trust, Mr. Hankowsky served as President of the Philadelphia Industrial Development Corporation ("PIDC") from 1989 through 2000. As the chief executive officer of PIDC, he oversaw the City of Philadelphia's economic development agency. Prior to that time, Mr. Hankowsky served as an executive with a variety of economic development projects and agencies. Mr. Hankowsky currently serves on the boards of Aqua America, Inc. (NYSE:WTR), Citizens Financial Group, Philadelphia Shipyard Development Corporation, Delaware River Waterfront Corporation, the Kimmel Center for the Performing Arts, the Philadelphia Convention and Visitors Bureau, the National Association of Real Estate Investment Trusts and as Chairman of the Greater Philadelphia Chamber of Commerce.

        Mr. Hankowsky's executive experience and economic development background provided compelling attributes which have contributed to his transition to Chief Executive Officer of the Trust. His leadership roles in both the not-for-profit and public company arenas has provided him with valuable opportunities to interact with business and government leaders in market segments of importance to the Trust's business and, as a result, to better understand the needs of its customers.

        David L. Lingerfelt, age 58, has served as a trustee of the Trust since May 1995. Mr. Lingerfelt is of counsel to the firm of Parker, Pollard, Wilton & Peaden, P.C., in Richmond, Virginia, where his practice focuses on commercial real estate and taxation. His practice includes consulting with respect to the structuring of tax-deferred exchanges. Until November 2008, Mr. Lingerfelt was Vice President and Commercial Counsel for the exchange subsidiary of LandAmerica Financial Group and Director of its Reverse Exchange Division. Prior to joining LandAmerica, Mr. Lingerfelt served as Director of Property Administration and Counsel for Best Products Co., Inc., and was a partner in the Virginia law firm of Coates & Davenport, focusing on commercial transactions.

        Mr. Lingerfelt's training as an attorney, together with his experience as a commercial lawyer with significant experience in real estate and tax practice areas, has allowed Mr. Lingerfelt to provide significant insights to the Trust in his capacity as a Board member.

Additional Executive Officers

        George J. Alburger, Jr., age 63, became Chief Financial Officer and Treasurer of the Trust in May 1995. In October 2000, Mr. Alburger assumed the additional title of Executive Vice President. Prior to joining the Trust, Mr. Alburger served as Executive Vice President of EBL&S Property Management, Inc., an owner and manager of approximately 200 shopping centers aggregating 30 million square feet of retail space. Mr. Alburger was formerly a Senior Manager with Price Waterhouse, LLP. Mr. Alburger serves on the board of Americold Realty Trust, an international owner and operator of temperature-controlled refrigerated warehouses.

        Robert E. Fenza, age 54, has served as an Executive Vice President of the Trust since March 1994, with principal responsibility for operations, property management and asset management. In April 2000, Mr. Fenza assumed the additional title of Chief Operating Officer of the Trust. Mr. Fenza joined Rouse & Associates in 1984. Mr. Fenza serves on the Board of the Charter High School for Architecture and Design in Philadelphia. Mr. Fenza also chairs the Development Committee for the College of Arts & Architecture at the Pennsylvania State University and is a member of the Advisory Board of FM Global, a leading provider of commercial property insurance and risk management services.

        James J. Bowes, age 57, has served as General Counsel and Secretary of the Trust since December 1996. Mr. Bowes joined the Trust from the law firm of Blank Rome LLP, where he was a partner in the Corporate Department. Prior to joining Blank Rome, he served with the Securities and Exchange Commission.

        Michael T. Hagan, age 53, has served as Chief Investment Officer of the Trust since May 2005. Mr. Hagan joined the Trust in 1989 and has served the Trust in a number of capacities, including, prior to his appointment as Chief Investment Officer, as Senior Vice President—Acquisitions. Prior to joining the Trust, Mr. Hagan served in a variety of accounting positions.

        Each officer will serve until the first meeting of the Board after the next annual meeting of shareholders or until the officer resigns or is removed from office by the Board.

Committees of the Board of Trustees

        Audit Committee.    The Board's Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, provides assistance to the trustees in fulfilling their responsibility to the shareholders and investment community relating to corporate accounting and the quality and integrity of financial reports of the Trust. The Board's Audit Committee currently consists of five independent trustees, as independence is defined by the applicable listing standards of the New York Stock Exchange. The members of the Audit Committee are Messrs. DeLoach (Chair), Garton and Steinour and Mss. Dietze and Lachman. Mr. DeLoach is an "audit committee financial expert" as defined by the Securities and Exchange Commission. The Audit Committee met ten times, including five times by teleconference, during the last fiscal year. See "Report of the Audit Committee."

        Compensation Committee.    The Board's Compensation Committee (the "Compensation Committee") is empowered to determine compensation for the Trust's executive officers and to administer the Trust's Amended and Restated Share Incentive Plan (the "Share Incentive Plan"). Members of the Compensation Committee are Ms. Lachman (Chair) and Messrs. Buchholz, DeLoach and Lingerfelt, all of whom are independent, as independence is defined by the applicable listing standards of the New York Stock Exchange. The Compensation Committee met six times, including one time by teleconference, during the last fiscal year. See "Report of the Compensation Committee."

        Corporate Governance and Nominating Committee.    The Board's Corporate Governance and Nominating Committee meets to address matters regarding corporate governance and makes recommendations to the Board regarding nominees for positions on the Board. In making such recommendations, the Corporate Governance and Nominating Committee seeks nominees who have the highest personal and professional character and integrity, who possess appropriate characteristics, skills, experience and time to make a significant contribution to the Board of Trustees, the Trust and its shareholders, who have demonstrated exceptional ability and judgment, and who will be most effective, in the context of the whole Board of Trustees and other nominees to the Board, in perpetuating the success of the Trust and in representing the interests of its shareholders. In accordance with its charter, the Corporate Governance and Nominating Committee considers diversity in identifying nominees, though it does not have a formal policy of assessing diversity with respect to any particular qualities or attributes. At present, the Committee has identified diversity as one of a number of attributes it looks for in a candidate. In this context, diversity is viewed as attributes related to race, gender and national origin. It is a goal of the Board to achieve greater diversity. The Corporate Governance and Nominating Committee has and may continue to employ professional search firms (for which it pays a fee) to assist it in identifying potential members of the Board of Trustees with the desired skills and disciplines. The Corporate Governance and Nominating Committee will consider nominees for trustee proposed by shareholders in accordance with the procedures set forth in this proxy statement under "Corporate Governance—Shareholder Nominations for Trustees." Nominees proposed by shareholders will be considered using the same criteria and in the same manner as all other nominees are considered.

        The members of the Corporate Governance and Nominating Committee are Messrs. Buchholz (Chair), Hayden, Lingerfelt, Siegel and Ms. Dietze, all of whom are independent, as independence is defined by the applicable listing standards of the New York Stock Exchange. The Corporate Governance and Nominating Committee met six times during the last fiscal year, including one by teleconference. See "Report of the Corporate Governance and Nominating Committee."

Committee Charters

        Copies of the written charters of the Audit, Compensation and Corporate Governance and Nominating Committees are posted under the "Investor Information" section of the Trust's web site at www.libertyproperty.com, and are also available without charge at the written request of any shareholder of the Trust. Such requests should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Trustees' Attendance at Meetings

        The Board of Trustees held seven meetings last year, including two by teleconference. Additionally, the Board conducted three informational calls. Each trustee of the Trust attended at least 75% of the meetings of the Board of Trustees and meetings held by all committees on which such trustee served during the time such trustee served.

Trustees' Compensation

        In 2010, the compensation policy for trustees who are not also officers and full-time employees of the Trust followed the Trust's prior practice. Under this policy, these trustees receive an annual trustee fee in the amount of $21,500 in cash, and restricted common shares with a grant date fair value of $34,500. Additionally, trustees receive a fee of $1,500 for each Board meeting that such trustee attends in person; however, trustees receive a fee of $500 for teleconference Board meetings if such meetings address only routine matters. Trustees also receive a fee of $500 for participation in any informational call held to supplement the regularly scheduled Board meetings. Trustees will be entitled to receive a fee of $1,000 for each committee on which they serve, a fee of $1,000 for each committee meeting such trustee attends in person and a fee of $500 for each committee meeting attended by teleconference. The Chair of the Audit Committee receives an additional annual fee of $10,000. The Chairs of the Corporate Governance and Nominating Committee and the Compensation Committee each receive an additional annual fee of $6,000. Additionally, all trustees are entitled to be reimbursed for travel and lodging expenses associated with attending Board and committee meetings. Trustees who are officers and full-time employees of the Trust are not entitled to receive any separate compensation for service as a trustee or committee member.

        Under the prior policy, pursuant to the Trust's Share Incentive Plan, each non-employee trustee is entitled to receive an annual grant of a 10-year option to purchase 5,000 common shares, exercisable at a price equal to the fair market value of the common shares on June 23rd of each year. Such options vest over a three-year period beginning with the date of grant as follows: 20% after the first year; 50% after two years; and 100% after three years.

        The 2011 compensation policy for trustees who are not also officers and full-time employees of the Trust has been modified to increase trustee compensation. An independent evaluation of trustee compensation found the Trust's compensation program was substantially below market. Trustee compensation had not been adjusted since 2005. As adjusted, the Trust's compensation program is now more competitive, although it is still below median of the Peer Group, based on the data reviewed in the independent evaluation.

        Under the revised policy, these trustees receive an annual trustee fee in the amount of $30,750 in cash, and restricted common shares with a grant date fair value of $38,250. Additionally, trustees receive a fee of $1,500 for each Board meeting that such trustee attends in person; however, trustees receive a fee of $500 for teleconference Board meetings if such meetings address only routine matters. Trustees also receive a fee of $500 for participation in any informational call held to supplement the regularly scheduled Board meetings. Trustees are entitled to receive a fee of $3,000 for each committee on which they serve, a fee of $1,000 for each committee meeting such trustee attends in person and a fee of $500 for each committee meeting attended by teleconference. The Chair of the Audit Committee receives an additional annual fee of $12,500, and the Chairs of the Corporate Governance and Nominating Committee and the Compensation Committee each receive an additional annual fee of $7,500. Additionally, all trustees are entitled to be reimbursed for travel and lodging expenses associated with attending Board and committee meetings. Trustees who are officers and full-time employees of the Trust are not entitled to receive any separate compensation for service as a trustee or committee member.

        Under the 2011 compensation policy, pursuant to the Trust's Share Incentive Plan, each non-employee trustee is entitled to receive an annual grant on June 23rd of each year of a 10-year option to purchase 5,500 common shares, exercisable at a price equal to the fair market value of the common shares on such date. Such options vest over a three-year period beginning with the date of grant as follows: 20% after the first year; 50% after two years; and 100% after three years.

PROPOSAL 2—NON-BINDING, ADVISORY VOTE REGARDING THE
COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

        Recently enacted federal legislation (Section 14A of the Exchange Act) requires that we include in this proxy statement a non-binding shareholder vote on our executive compensation as described in this proxy statement (commonly referred to as "Say-on-Pay") and a non-binding shareholder vote to advise on whether the Say-on-Pay vote should occur every one, two or three years. Shareholders are being asked to vote on the following resolution:

  RESOLVED, that the shareholders of Liberty Property Trust approve, on an advisory basis, the compensation of the Trust's Named Executive Officers, as described in the Compensation Discussion and Analysis section, the compensation tables, and the accompanying narrative disclosure, set forth in the Trust's proxy statement.

        The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained on pages 12 to 38 of this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead the Company successfully in a competitive environment.

        Your vote on this Proposal 2 is advisory, and therefore not binding on the Trust, the Compensation Committee, or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Trust or the Board, or to create or imply any additional fiduciary duties for the Trust or the Board. However, our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation and Required Vote

        The Board of Trustees recommends a vote FOR the proposal to approve the compensation of the Trust's named executive officers as described in the compensation discussion and analysis, the compensation tables, and the related disclosures contained on pages 12 to 38 of this proxy statement.

 PROPOSAL 3—NON-BINDING, ADVISORY VOTE REGARDING THE FREQUENCY OF
VOTING ON THE COMPENSATION OF THE TRUST'S NAMED EXECUTIVE OFFICERS

        As required by Section 14A of the Exchange Act, the Trust is also providing shareholders an advisory vote on the frequency with which the Trust's shareholders shall have the advisory vote on executive compensation provided for in Proposal 2 above.

        The Trust is presenting this Proposal 3, which gives you as a shareholder the opportunity to inform the Trust as to how often you wish to include a proposal, similar to Proposal 2 above, in our proxy statement. In particular, we are asking whether the advisory vote should occur every year, every two years, or every three years. The Trust asks that you support a frequency period of every "1 year" for future non-binding, advisory shareholder votes on the compensation of our named executive officers. Shareholders are being asked to vote on the following resolution:

  RESOLVED, that the shareholders of Liberty Property Trust determine, on an advisory basis, that the frequency with which the shareholders of the Trust shall have an advisory vote on the compensation of the Trust's named executive officers set forth in the Trust's proxy statement is:

    Choice 1—one year;

    Choice 2—every two years;

    Choice 3—every three years; or

    Choice 4—abstain from voting.

        The Trust's compensation policies and procedures are developed with long-term objectives in mind, which is consistent with a multi-year shareholder approval cycle. Setting a one-year period for holding this shareholder vote will enhance shareholder communication by providing a clear, simple means for the Trust to obtain information on investor sentiment about our executive compensation philosophy. We believe an advisory vote every "1 year" will be the most effective timeframe to engage with shareholders to understand and respond to the vote results.

        As with your vote on Proposal 2 above, your vote on this Proposal 3 is advisory, and therefore not binding on the Trust, the Compensation Committee, or our Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Trust or the Board, or to create or imply any additional fiduciary duties for the Trust or the Board. However, our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote for one frequency over the other options, we will consider our shareholders' concerns and the Board will evaluate any appropriate next steps.

Recommendation and Required Vote

        The Board of Trustees recommends that shareholders vote for a frequency of "1 year" for future non-binding, advisory shareholder votes on compensation of our named executive officers.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

    Introduction

        Our Compensation Discussion and Analysis addresses the compensation paid or awarded to our executive officers listed in the Summary Compensation Table that immediately follows this discussion. We refer to these executive officers as our "named executive officers."

    2010 Compensation

    Executive Summary

        In order to deliver our best results to our shareholders, we must attract, retain and motivate superior talent. Our compensation programs are designed to link financial and strategic results to executive rewards. The majority of each executive's pay is tied directly to goal achievement; this pay for performance process ensures that the financial interests of our executives are aligned with those of our shareholders.

    Pay for Performance: 2010

  •
  Our annual incentive plan for named executive officers is tied to corporate financial, operational and strategic goal achievement (80%) and to individual goal achievement (20%), and is only eligible to be paid once a certain level of FFO is achieved. We consider our performance against peers as part of this process. Although we were slightly below the 75th percentile of our peers with regard to FFO growth in 2010, our actual FFO level was between our threshold and target goals. As a result, executives received bonuses below the target level, with the variation due to their individual performance against their specific functional goals.

  •
  We redesigned our long-term equity incentive plan during 2008 to ensure that executives are motivated to assist Liberty to (i) outperform its peers, (ii) achieve key FFO goals, and (iii) achieve share price and dividend growth. Initial awards under this plan occurred in March 2008. One-third is provided via stock options, which only have value if our share price increases. One-third is earned based on the extent to which we achieve annual FFO goals. Finally, one-third of the award each year is tied entirely to how Liberty's TSR compares to that of its Peer Group (as defined below) over a three-year period. The value of the award substantially depends on our share price, and thus executives are also motivated to achieve strong absolute returns over a sustained period of time. Our three-year TSR during 2008-2010 was above the 75th percentile of peers, and therefore executives received a payout of 200% of this component of their award.

  •
  We use the same Peer Group for compensation benchmarking purposes as for measuring relative shareholder return under the long-term equity incentive plan.

  •
  Executives did not receive any salary increase in 2008, 2009 or 2010. A 2% increase will be provided in 2011.

  •
  We do not have any individual contracts with our executives.

  •
  We do not provide perquisites, except for very limited use of a car service for our CEO for work purposes. In 2010, this amount was less than $925.

    Other Highlights

        The Compensation Committee annually audits in detail all elements of our compensation program to ensure their alignment with our philosophy and rigorous corporate governance approach. Some highlights include:

  •
  Clawback.  In accordance with the requirements of the Dodd-Frank Act, we expect to implement a clawback policy during 2011, once the applicable regulations are enacted by the Commission. We have chosen to wait to adopt a formal policy until the Securities and Exchange Commission issues its regulations, so that we can be sure our policy will be fully compliant. As currently provided under the Sarbanes-Oxley Act, we have the ability, in the event of misconduct that results in a restatement of our financial statements to reflect operating results that would have reduced a previously paid incentive award, to recoup any excess payment from our CEO and CFO.

  •
  Hedging Policy.  The Dodd-Frank Act also requires that companies provide disclosure in their proxy statements regarding their policies on hedging of the value of company equity by directors or employees. The Commission has not yet adopted regulations on this disclosure, but is expected to do so in 2011. We plan to consider a hedging policy during 2011 once the regulations are available, and will make the appropriate disclosure in next year's proxy statement.

  •
  Tax Gross-Ups.  As of April 2011, our Compensation Committee has determined to eliminate tax gross-ups from our compensation structure, except with respect to participants in our severance plan who are currently entitled to a gross-up.

  •
  Pay for Performance Analysis Conducted Annually.  Liberty's pay and performance are compared annually against those of peers to ensure actual results reflect our philosophy of aligning payments with results.

  •
  Stock Ownership Guidelines.  Guidelines for executives and trustees have been in place for since 2000. Executive requirements range from one times to five times salary and are validated against market practice periodically. Trustees are expected to own an amount of Company common shares equal in value to five times the annual cash retainer paid to trustees. Executives and trustees are required to retain all shares until they meet the appropriate guideline.

  •
  Independent Compensation Consultant.  The Compensation Committee's consultant is precluded from performing any work directly for the management of the Company and only serves the Committee, unless pre-approved by the Committee.

  •
  Risk Oversight.  The Compensation Committee carefully considers the risks associated with all of our incentive programs.

    General

        As is its practice, the Compensation Committee made its final compensation determinations for 2010 at a meeting held early the following year, in this case on February 28, 2011. However, the Compensation Committee had reviewed progress with respect to the applicable performance metrics regularly throughout 2010. The final determination followed several preliminary discussions of the Compensation Committee regarding 2010 compensation that were held during 2010 and early in 2011. At the February 28, 2011 meeting, the Compensation Committee determined 2010 bonus and long-term incentive awards and set base salaries and targets for bonus and long-term incentive awards for 2011.

    Compensation Objectives

        The compensation paid or awarded to our named executive officers for 2010 and targets for 2011 were designed to meet the following objectives:

  •
  Create a compensation structure under which a meaningful portion of total compensation relates to the Trust's actual performance, including long-term performance and to the named executive officer's individual performance. We refer to this objective as "performance incentives."

  •
  Provide competitive target levels of compensation for executive officers, taking into account the compensation paid in the marketplace at comparable companies and the compensation paid by members of the Peer Group. We refer to this objective as "competitive compensation."

  •
  Encourage the aggregation and maintenance of meaningful equity ownership, and alignment of executive and shareholder interests, by providing compensation that ties the interests of named executive officers to those of the Trust's shareholders by linking a portion of executive compensation directly to changes in shareholder value. We refer to this objective as "stakeholder incentives."

  •
  Provide compensation that will attract, motivate and retain superior talent over the long-term. We refer to this objective as "retention incentives."

        We fashioned various components of our 2010 compensation payments and awards and our targeted 2011 components to meet these objectives as follows:

Type of Compensation	Objectives Addressed
Salary	Competitive Compensation
Bonus	Performance Incentives Competitive Compensation Retention Incentives
Long-Term Incentive Compensation — Restricted Share Awards, Restricted Stock Units and Options to Purchase Shares	Performance Incentives Stakeholder Incentives Competitive Compensation Retention Incentives

    Determination of Competitive Compensation

        The Compensation Committee met six times during 2010 to review, evaluate and determine compensation issues. The members of the Committee are professionals with substantial executive experience. Additionally, in assessing competitive compensation and performance incentives, the Compensation Committee relied on data and advice provided to it by its independent compensation consultant.(1)

(1)
Towers Perrin began serving as the Compensation Committee's independent compensation consultant in 1998. In 2008, Towers Perrin merged with the firm of Watson Wyatt and was renamed Towers Watson. The Compensation Committee continued its relationship with Towers Watson following the merger. In 2010 Towers Watson divested a substantial portion of its Compensation Committee consulting business to a group of former Towers Watson consultants, including the Compensation Committee's consultant. The Committee, after careful consideration, retained this new group, Pay Governance, to act as its independent compensation consultant.

        In 2010 the Compensation Committee asked its independent compensation consultant to assist in analyzing whether the actual compensation paid to the named executive officers in the most recent year was aligned with the Company's performance. The committee's consultant assessed (1) the Trust's pay-for-performance relationship relative to peers; (2) the actual bonus payout as a percent of target for the chief executive officers in the Peer Group; and (3) actual total direct compensation levels versus peers. The consultant concluded that the actual comparisons were generally reflective of the Committee's desired outcomes and that:

  •
  In general, salaries for named executive officers are approximately the median of peers.

  •
  Actual bonus and total actual cash compensation are somewhat below median.

  •
  Long-term incentive targets are competitive with market. Actual payout is determined by performance.

        The compensation consultant provides data and advice to us on a regular basis. The compensation consultant employed its standard methodology to develop competitive compensation levels for seasoned executives having similar responsibilities, using comparative industry data derived from its executive compensation database, the NAREIT Compensation Survey and proxy data from the Peer Group. We believe that data regarding this Peer Group are useful with regard to an assessment of compensation for our named executive officers because they reflect industry practices and provide comparisons as to individual positions. The REITs that comprised the peer group for making decisions with respect to salary, annual bonus and long-term incentive compensation are generally those that appear in the NAREIT Index as either "Industrial/Office" or "Diversified" and meet an appropriate market capitalization threshold. These REITs are listed below (the "Peer Group"):

Alexandria Real Estate Equities, Inc.	First Industrial Realty Trust, Inc.
AMB Property Corporation	Franklin Street Properties Corp.
BioMed Realty Trust, Inc.	Highwoods Properties, Inc.
Boston Properties, Inc.	Kilroy Realty Corporation
Brandywine Realty Trust	Mack-Cali Realty Corporation
CommonWealth REIT	MPG Office Trust Inc.
Corporate Office Properties Trust	Parkway Properties, Inc.
Cousins Properties Incorporated	ProLogis
DCT Industrial Trust	PS Business Parks, Inc.
Douglas Emmett, Inc.	SL Green Realty Corp.
Duke Realty Corporation	Washington Real Estate Investment Trust
EastGroup Properties, Inc.

        The Committee engages its independent compensation consultant to conduct a review of peer compensation data. The Compensation Committee has generally focused on the median of the Peer Group as a reference point for setting target compensation. The Committee uses its judgment after consultation with its independent compensation consultant to determine appropriate compensation for each named executive officer. In exercising its judgment, the Committee and its consultant must take into account the unique responsibilities and attributes of each named executive officer in its attempt to draw guidance from the Peer Group data. The Committee seeks to make certain that the compensation paid to named executive officers is both within industry practices and competitive.

    Salaries

        Base salaries are set by the Compensation Committee and are designed to be competitive with the salaries paid by Peer Group members. Historically, changes in individual base salaries are based in part on the review of the report prepared by the independent compensation consultant, which includes a review of Peer Group practices and other compensation data, and on the Committee's review of the individual's responsibility, experience and performance and increases in cost of living indices. The weight given such factors by the Compensation Committee may vary from individual to individual. Base salaries are reviewed for adjustment annually. Based on the recent economic environment, no adjustments had been made to the salaries of our named executive officers for 2008, 2009 and 2010. For 2011, the salaries were increased 2% for each named executive officer. As adjusted, the salaries for 2011 are as follows:

Name	Salary
William P. Hankowsky	$535,500
George J. Alburger, Jr.	$408,000
Robert F. Fenza.	$377,400
James J. Bowes	$331,500
Michael T. Hagan	$326,400

    Annual Bonus Program

        The principal objective of our annual bonus program is to provide a short-term performance incentive. In setting the target level of incentive compensation, we consider competitive factors, including target total cash compensation of peers.

        For 2010, each named executive officer was eligible for a cash bonus award equal to a specified percentage of the officer's annual salary (the "Target Bonus Percentage") multiplied by a percentage (the "Bonus Multiplier"). For 2010, Target Bonus Percentages were 105% for the Chief Executive Officer and 85% for the other named executive officers.

        The determination of the bonus was based on a two step process. The first step in the process required the Compensation Committee to consider the Trust's achievement of its FFO per share goals in order to fund the bonus pool. The second step required the Compensation Committee to allocate the funded bonus pool in accordance with the bonus score card. The score card set forth a number of goals, which included metrics with respect to the Trust's Funds from Operations per common share ("FFO") both in absolute terms and relative to the growth in FFO per share of the Peer Group. The score card also measured the Trust's performance against a broad group of operational metrics approved by the Compensation Committee, including net operating income and general and administrative expenses, as well as execution of the Trust's capital plan, with respect to acquisitions, dispositions, development and equity and debt financing activities.

        With respect to these measures, the goals pre-established by the Compensation Committee for 2010, and the actual performance by the Trust for 2010, were as follows: growth in FFO per common share relative to the Peer Group—slightly below the 75th Percentile of the Peer Group; FFO per common share (projected $2.60 to $2.80; actual performance $2.65); core net operating income (target $447.7 million; actual $450.0 million); general and administrative expenses (target $53.0 million; actual $53.0 million). The Trust's execution of its capital plan was deemed by the Compensation Committee to be satisfactory. Finally, the score card measured individual performance relative to established goals approved by the Compensation Committee. To determine the bonus, the Committee applied an 80% weighting to the overall Trust-based part of the formula and a 20% weighting to the individual part of the formula.

        The Compensation Committee, after considering the formula described above, determined that the named executive officers were entitled to bonuses below the target level. The dollar amounts of annual bonus awards for 2010 are as follows:

Name	Amount
William P. Hankowsky	$418,760
George J. Alburger, Jr.	$268,600
Robert E. Fenza	$240,907
James J. Bowes	$217,685
Michael T. Hagan	$212,160

        Consistent with a long-standing policy adopted by the Compensation Committee for all employees, our named executive officers have the option of taking common shares in lieu of a cash bonus awarded to them at the rate of shares equal to 120% of the cash value of the bonus or the portion thereof for which common shares are substituted, less applicable withholding tax. These shares encourage share ownership and further align employee and shareholder interest. Dividends are paid on common shares issued pursuant to such awards and restrictions on sale related to such awards will expire on February 28, 2012.

        The annual bonus award payments are reflected in two separate columns of the Summary Compensation Table. The portion of the payment taken by the named executive officer in cash appears in the "Non-Equity Incentive Plan Compensation" column, while the portion which the named executive officer elected to take in common shares appears in the "Share Awards" column.

    Long-Term Incentive Program—Equity-Based Compensation

    Summary of the Executive Officer Long-Term Incentive Program

        Historically, the Compensation Committee has operated a long-term incentive compensation ("LTI") program for named executive officers. Under this program, each named executive officer is eligible to receive an LTI payment that is a targeted percentage of salary (240% at target for Chief Executive Officer and 145% at target for the other named executive officers), subject to adjustment based on performance.

        In 2008, the Compensation Committee approved the Liberty Property Trust 2008 Long-Term Incentive Plan (the "Executive Officer Plan"), with the purpose of enhancing and refining the performance incentives provided to the named executive officers. The Executive Officer Plan changed the LTI program for named executive officers to make the program a more forward looking, performance oriented incentive plan in which the Trust's performance is measured against that of the Peer Group. The Executive Officer Plan contemplates annual awards in the target amount noted above, with two-thirds of the amount awarded as restricted stock units and one-third as options to purchase, once vested, common shares at the fair market value on the date of the Award. The restricted stock units are at risk based on both the Company's performance on the Company's relative total shareholder return performance over the three-year period following the award and its operational performance. The value of the options is dependent on share price appreciation.

        Since the commencement of the Executive Officer Plan, the performance metrics for the restricted stock units have been annual performance measured by "funds from operations" (the "FFO Portion") and the Company's three year total shareholder return as compared to the Peer Group (the "TSR Portion"). The restricted stock units are divided evenly between the FFO Portion and the TSR Portion. The FFO Portion is split into three equal pieces, corresponding to each of the three years of the relevant Award Period. The Compensation Committee adopts a schedule of performance metrics for the restricted stock portion of each Award, listing the threshold at which actual FFO Portion and TSR Portion will accrue, in relation to the specified target levels. These stipulated percentages of the target level range from a threshold of 50% to a maximum of 200%. The Compensation Committee retains discretion to reduce the Award from the prescribed level as it deems fit.

        Although the FFO Portion is deemed "earned" annually over the Award Period, the FFO Portion is not payable until the end of the three-year Award Period (i.e. the expiration of three years). The TSR Portion is measured over the entire three year Award Period. The Compensation Committee believes that this forward looking approach supports a long-term focus by the Executive Officers. Additionally, given the overlapping nature of the annual LTI awards, each with a three year award period, the Committee believes that the Executive Officer Plan provides a significant retention benefit as the entire award is subject to forfeiture in the event the Executive Officer voluntarily terminates employment with the Company. The Executive Officer Plan provides for a scaled vesting of the award in the event of the retirement of the Executive Officer.

        The Committee also believes that the option portion of the Executive Officers' long-term incentive supports a long-term focus by the named executive officers. Delivery of one-third of the target value of the LTI Award in options aligns with shareholder interest in that the options have no value unless the price of the Company's shares increases after the award date.

        Since the options vest over a three year period, this instrument also contains a retention feature in that they are subject to forfeiture in the event the Executive Officer voluntarily terminates. The options are subject to a scaled vesting in the case of retirement, similar to the restricted stock units.

    Performance in 2010

        The year 2010 was the final performance year of the original award under the Executive Officer Plan and as a result the Committee was required to review the Company's three-year TSR performance under the TSR portion of the award made in 2008 as well as evaluate the Company's annual performance under the FFO Portion of the awards made in 2008, 2009 and 2010.

        As to the FFO Portion, the Executive Officers were determined to have earned the target amount in 2010 for the FFO Portion of the awards made in 2008, 2009 and 2010.

        As to the TSR Portion, only the 2008 Award needed to be considered. The Company's three year TSR was 37.6% and relative to the Peer Group was greater than the 75th percentile of the Peer Group. In accordance with the metrics adopted at the time of the original award in 2008 the Executive Officers were determined to have earned 200% of the target amount. As a result of these determinations, the awards (taken together from prior awards during the performance period) is set forth below.

William P. Hankowsky

	2008						2009			2010
	FFO Portion			TSR Portion			FFO Portion			FFO Portion
	Share Target	Shares Awarded		Share Target	Shares Awarded		Share Target	Shares Awarded		Share Target	Shares Awarded
Year 1	4,487	6,170	(1)	13,462	26,924	(3)	6,883	8,948	(2)	4,280	4,280	(3)
Year 2	4,487	5,833	(2)				6,883	6,883	(3)
Year 3	4,488	4,488	(3)

        Mr. Hankowsky also received an aggregate of 13,096 common shares through the reinvestment of dividends accrued on the shares awarded.

George J. Alburger, Jr.

	2008						2009			2010
	FFO Portion			TSR Portion			FFO Portion			FFO Portion
	Share Target	Shares Awarded		Share Target	Shares Awarded		Share Target	Shares Awarded		Share Target	Shares Awarded
Year 1	2,066	2,841	(1)	6,197	12,394	(3)	3,168	4,119	(2)	1,970	1,970	(3)
Year 2	2,066	2,686	(2)				3,168	3,168	(3)
Year 3	2,065	2,065	(3)

        Mr. Alburger also received an aggregate of 6,029 common shares through the reinvestment of dividends accrued on the shares awarded.

Robert E. Fenza

	2008						2009			2010
	FFO Portion			TSR Portion			FFO Portion			FFO Portion
	Share Target	Shares Awarded		Share Target	Shares Awarded		Share Target	Shares Awarded		Share Target	Shares Awarded
Year 1	1,911	2,628	(1)	5,732	11,464	(3)	2,931	3,810	(2)	1,822	1,822	(3)
Year 2	1,911	2,484	(2)				2,931	2,931	(3)
Year 3	1,910	1,910	(3)

        Mr. Fenza also received an aggregate of 5,577 common shares through the reinvestment of dividends accrued on the shares awarded.

James J. Bowes

	2008						2009			2010
	FFO Portion			TSR Portion			FFO Portion			FFO Portion
	Share Target	Shares Awarded		Share Target	Shares Awarded		Share Target	Shares Awarded		Share Target	Shares Awarded
Year 1	1,678	2,307	(1)	5,035	10,070	(3)	2,574	3,346	(2)	1,601	1,601	(3)
Year 2	1,678	2,182	(2)				2,574	2,574	(3)
Year 3	1,679	1,679	(3)

        Mr. Bowes also received an aggregate of 4,898 common shares through the reinvestment of dividends accrued on the shares awarded.

Michael T. Hagan

	2008							2009			2010
	FFO Portion				TSR Portion			FFO Portion			FFO Portion
	Share Target		Shares Awarded		Share Target	Shares Awarded		Share Target	Shares Awarded		Share Target	Shares Awarded
Year 1	1,652		2,272	(1)	4,957	9,914	(3)	2,535	3,295	(2)	1,576	1,576	(3)
Year 2	1,652		2,148	(2)				2,535	2,535	(3)
Year 3	1,653	(3)	1,653	(3)

        Mr. Hagan also received an aggregate of 4,823 common shares through the reinvestment of dividends accrued on the shares awarded.

(1)
Determined by the Compensation Committee in 2009.

(2)
Determined by the Compensation Committee in 2010.

(3)
Determined by the Compensation Committee in 2011.

        When the Trust's common shares are issued with respect to the Awards they underlie, they will be issued under the Share Incentive Plan, and will generally be subject to the terms and conditions of that plan.

    2011 LTI Award

        At the Compensation Committee' February 28, 2011 meeting, the Compensation Committee made Awards under the Executive Officer Plan for 2011. The Awards consisted of the following:

Name	Number of Options(1)	Number of RSUs in First Portion/FFO Portion(2)	Number of RSUs in Second Portion/TSR Portion(3)
William P. Hankowsky	68,668	12,685	12,685
George J. Alburger, Jr.	31,609	5,839	5,839
Robert E. Fenza	29,238	5,401	5,401
James J. Bowes	25,682	4,744	4,744
Michael T. Hagan	25,287	4,671	4,671

(1)
The options have an exercise price of $33.77, the closing price of the common shares on the New York Stock Exchange on February 28, 2011, the date of grant. The number of options was determined based on a per option value of $6.24, the Black-Scholes value of the option as of February 28, 2011.

(2)
The RSUs constituting the FFO Portion are split into three equal pieces, corresponding to each of the three years in the relevant Award Period. One-third of the RSUs may be earned with respect to each year in the Award Period, but will be payable to the participant at the end of the Award Period.

(3)
The RSUs constituting the TSR Portion are eligible to be earned on the basis of TSR for the full Award Period. The determination of whether the Second Portion is earned and payable shall be made at the end of the Award Period.

        The Committee determined that the performance metric set forth for Year 1 of the FFO Portion of the 2011 Award would also apply to Year 3 of the 2009 Performance Period Award and Year 2 of the 2010 Performance Period Award. The FFO metric is based on the Trust's achievement of FFO goals, adjusted for certain transactions.

General Terms of the Restricted Stock Units and Options

        Awards under the Executive Officer Plan have the following general features:

        Restricted Stock Units.    A "restricted stock unit" (or "RSU") under the Executive Officer Plan consists of a legally-binding promise to pay the executive a certain number of the common shares at the end of the Award Period (as defined below), to the extent certain annual performance criteria are met or exceeded.

        The RSUs shall be eligible to be earned over the three-year period beginning on the date of grant (the "Award Period"), and shall be further subdivided into (i) a portion earned ratably over the Award Period on a year-by-year basis (each year constituting a related "Performance Period"), using a specific performance measure (the "First Portion"), and (ii) a portion earned over the full Award Period, using another specific performance measure (the "Second Portion"). Neither portion, however, would be payable until the end of the three-year Award Period. Any dividends that accumulate prior to the end of the Award Period will be paid if and when the related RSUs are redeemed and paid.

        Under the Executive Officer Plan, the Compensation Committee has the ability to utilize a wide variety of performance measures on which to base each particular year's grant of RSUs, and will act each year to designate the specific performance measures for that year. For the Awards granted for 2011, these two measures were based, respectively, on the amount of the Trust's "funds from operations" (the "FFO Portion") for the First Portion of the Award, and its total shareholder return (the "TSR Portion") as compared to a relevant peer group for the Second Portion of the Award. The Compensation Committee adopted a performance metrics schedule for the 2011 Award, listing the threshold at which actual FFO Portion and TSR Portion will accrue, in relation to the specified target levels. These levels provide for specified awards upon attainment of stipulated percentages of the target level with a maximum of 200%, with the Compensation Committee retaining discretion to reduce the Award from the prescribed level as it deems fit.

        The RSUs that comprise the First Portion will be split into three equal pieces, corresponding to each of the three years in the relevant Award Period. Depending on how each year's performance compares to the projected performance for that year using an annually-determined performance schedule, a portion of the related RSUs will be deemed earned for that year, and will be payable to the participant in common shares (under the terms of the Share Incentive Plan) at the end of the Award Period. The RSUs that comprise the Second Portion are eligible to be earned on the basis of total shareholder return for the relevant Award Period relative to the Peer Group, using a pre-determined performance schedule. The Second Portion will be deemed earned and payable to the participant in common shares (under the terms of the Share Incentive Plan) at the end of the Award Period.

        If a recipient of an Award quits or is discharged for cause prior to the end of the Award Period, all RSUs will be forfeited, even if they have (in the case of the First Portion that accrues on a year-by-year basis) already been earned. If the recipient of the Award is, instead, terminated without cause, or terminates by reason of death, disability or "Retirement" (as defined in Share Incentive Plan) prior to the end of the Award Period, units would be payable at the end of the Award Period based on actual attainment within each Performance Period, and would not, in the cases of death, disability or termination without cause, be pro-rated for short service. The Executive Officer Plan also includes several common restrictive covenants and other provisions, subject to the Compensation Committee's discretion, that would trigger forfeiture of an Award.

        Options.    Stock options granted under the Executive Officer Plan will be vested (and thus exercisable) solely on the basis of time and continued employment, with no regard to any performance criteria, at a rate of 20% of the total option component at the end of the first anniversary of the date of grant, 30% on the second anniversary, and the remainder on the third anniversary. In addition, they will become immediately vested and exercisable in full if the optionee ceases to be employed by, or provide services to, the Trust by reason of death or disability or, subject to a sliding scale, Retirement. These terms and conditions are, generally, the terms and conditions that currently govern options granted to employees as part of the Trust's LTI program.

    Overall 2010 Compensation

        The tables that follow this Compensation Discussion and Analysis set forth the compensation that our named executive officers were paid in 2010. In certain cases, however, decisions regarding compensation for 2010 services performed by our named executive officers were made in February 2011. In order to provide additional clarification on all compensation paid in consideration of 2010 performance, we are providing the following table. It should not be read as a replacement of the tables appearing following this Compensation Discussion and Analysis, but as a supplement thereto. The amounts reflected in this table include:

  •
  2010 annual salary;

  •
  2010 annual bonus award (bonus paid in 2011 in consideration of 2010 performance);

  •
  Other compensation paid in 2010;

  •
  Special incentive and recognition awards granted in 2010;

  •
  Options granted in 2010; and

  •
  RSUs earned for 2010 under the 2010, 2009 and 2008 awards made under the 2008 Plan.

        This table includes amounts received by the named executive officers as dividends relating to RSUs earned in 2010, but does not include dividends earned on retention awards, that are shown as compensation in the Summary Compensation Table. It also does not include the options that were awarded on February 28, 2011, which are described below under "2011 Compensation Developments—2011 LTI Awards."

        The special incentive and recognition awards referred to above and reflected in the following table consist of awards made on March 16, 2010, to Messrs. Alburger and Hagan of, respectively, 25,000 and 3,500 restricted common shares under the Share Incentive Plan. The purpose of Mr. Alburger's award was to design an incentive that would enhance the ability of the Trust to retain the services of Mr. Alburger, and the purpose of Mr. Hagan's award was to recognize the successful outcome of a particular transaction. The restrictions on these shares will lapse as to all such shares on the third anniversary of the date of grant, provided that Mr. Alburger or Mr. Hagan, as the case may be, continues to be employed by, or is in the service of, the Trust as of such date. The shares will also vest upon Mr. Alburger's or Mr. Hagan's death or Disability (as defined in the Share Incentive Plan), as the case may be, should either occur prior to the date described in the preceding sentence. Dividends will be paid on the full amount of the shares, without regard to vesting, from the date of grant, and will be automatically reinvested, through the Trust's Dividend

Reinvestment and Share Purchase Plan, in common shares, which will also be subject to the restrictions described above.

Name	Salary	Annual Bonus(a)	All Other Compensation(b)	Total Cash Compensation	2010 Special Restricted Share Awards(c)	2010 Options	RSUs Earned in 2010 Under 2008 Grant	RSUs Earned in 2010 Under 2009 Grant	RSUs Earned in 2010 Under 2010 Grant
William P. Hankowsky	$525,000	$418,760	$2,142	$945,902	—	106,391	37,673	8,540	4,549
George J. Alburger, Jr.	$400,000	$268,600	$1,220	$669,820	26,170	52,477	17,342	3,931	2,094
Robert E. Fenza	$370,000	$240,907	$1,220	$612,127	—	48,288	16,042	3,636	1,936
James J. Bowes	$325,000	$217,685	$1,220	$543,905	—	42,546	14,092	3,193	1,701
Michael T. Hagan	$320,000	$212,160	$1,220	$533,380	3,664	41,852	13,873	3,145	1,675

(a)
Consistent with a policy adopted by the Compensation Committee for all employees, our named executive officers have the option of taking common shares in lieu of a cash bonus awarded to them at the rate of shares equal to 120% of the cash value of the bonus or the portion thereof for which common shares are substituted, less applicable withholding tax. Messrs. Hankowsky, Alburger, and Hagan exercised this option as to all or a portion of their entire annual bonuses and were awarded 4,202, 6,380, and 5,232 common shares, respectively.

(b)
Includes (i) $720 paid by the Trust to purchase term life insurance policies for each Messrs. Hankowsky, Alburger, Fenza, Hagan and Bowes; (ii) $922 in payments made to provide a car service to Mr. Hankowsky from time to time and (iii) $500 paid to each named executive officer as a holiday bonus; this amount is paid to each employee of the Trust.

(c)
Includes 1,170 and 164 restricted shares awarded to Messrs. Alburger and Hagan, respectively, in connection with the reinvestment of dividends under the Trust's dividend reinvestment plan.

    Share-Based Award Grant Practices

        In 2010, we followed practices for the grant of share-based awards consistent with the manner in which we have historically granted such awards. Among other things, these practices encompass the following principles:

  •
  Annual share-based awards are approved annually by the Compensation Committee at a meeting held promptly after the data required by the compensation formula become available; these meetings are scheduled, and the annual grants are made, without regard to anticipated earnings or other major announcements by the Trust or to whether executive officers or non-employee trustees are in possession of material, non-public information.

  •
  While share-based awards other than annual awards may be granted, such awards will not be made to executive officers if the Compensation Committee is aware that they are in possession of material, non-public information.

  •
  The Compensation Committee has established that options are granted only on the date the Compensation Committee meets to approve the grant and with an exercise price equal to the fair market value on the date of grant.

  •
  Backdating of options is prohibited.

    Management Severance Plan

        We have a management severance plan for a group of senior officers, including our named executive officers. Various aspects of this plan are described under "Payments upon Termination Events, Including Following a Change of Control." The management severance plan provides for payments and other benefits to each of the named executive officers if we terminate the executive's employment without cause or if the executive terminates employment for "good reason" within two years following a change of control. The management severance plan also provides that if the total payments to any of our named executive officers under the terms of the management severance plan are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), we will make an additional payment to the named executive officer, which payment is designed so that, after payment of all excise taxes and any other taxes payable in respect of the additional payment, the named executive officer will retain the same amount as if no excise tax had been imposed. See "Tax Considerations" below for further information regarding the excise tax reimbursement.

    Tax Considerations

        Under Section 162(m) of the Code, a publicly-held corporation may not deduct more than $1 million in a taxable year for certain forms of compensation made to the chief executive officer and certain other officers listed on the Summary Compensation Table. Our policy is to seek to preserve the federal income tax deductibility of compensation paid to our executives, and our annual bonus and equity awards have generally been structured to preserve deductibility under Section 162(m). Nevertheless, we retain the flexibility to authorize compensation that may not be deductible if it is in the best interests of our company. We believe that the compensation paid to our executives in 2010 was deductible.

        As noted above, under the management severance plan, we will make additional payments to our named executive officers if payments to them resulting from a change of control are subject to the excise tax imposed by Section 4999 of the Code. We included this provision in the management severance plan in order to enhance the motivation of our named executive officers to further increase shareholder value while remaining employed by us. We believe that these incentives would be frustrated by the possible imposition of the need for our executive officers to pay an excise tax upon the receipt of their change of control benefit under the management severance plan, and we do not believe that the provisions of the management severance plan should provide even a potential disincentive to our named executive officers' pursuit of a change of control that otherwise might be in the best interests of the Trust and its shareholders. Accordingly, we determined to provide payment to reimburse our named executive officers for any excise taxes payable in connection with the change-in-control payment, as well as any taxes that accrue as a result of our reimbursement. We believe that this determination is appropriate given our named executive officers' collective record in seeking to enhance shareholder value.

        However, as of April 2011, our Compensation Committee has determined to eliminate these tax gross-ups (except with respect to participants in the severance plan who are currently entitled to a gross-up), and thus no new participants in the plan will be entitled to a tax gross-up for excise taxes. Additionally, no new tax gross-ups will be included in any other compensation awards.

    Role of Executive Officers in Determining Executive Compensation for Named Executive Officers

        In connection with our 2010 compensation, Towers Watson and Pay Governance provided data and Ms. Hosansky, the Trust's Senior Vice President—Human Resources, provided general support to the Compensation Committee to assist it in determining compensation levels. Mr. Hankowsky made recommendations as to named executive officers but not as to his own compensation. While the Compensation Committee utilized this information, and valued Mr. Hankowsky's observations with regard to other named executive officers, the ultimate decisions regarding executive compensation were made by the Compensation Committee.

    Share Ownership Guidelines

  Share Ownership of Senior Officers

        Consistent with an emphasis on higher standards of corporate governance, we believe that the investment community values share ownership by senior management and that, by holding an equity position in the Trust, officers demonstrate their commitment to and belief in the long-term profitability of the Trust. Accordingly, the Board believes that ownership of Company shares by officers should be encouraged, and has established ownership guidelines applicable to the Trust's officers at the Senior Vice President level and above.

        The policy states that each covered officer should seek to acquire and maintain a level of ownership of Company common shares (determined based on the fair market value of such shares from time to time as a multiple of the officer's base salary) as follows: Chief Executive Officer: 5x; Chief Operating Officer, Chief Financial Officer, Chief Investment Officer and General Counsel: 3x; and Senior Vice Presidents: 1x.

        The policy stipulates that the covered officers should work toward achieving these levels of ownership with the objective of meeting the requirements within five years of becoming subject to these requirements. Once a covered officer has achieved the targeted level of share ownership, the policy states that he or she (i) should maintain at least that level of ownership for the duration of his or her tenure with the Trust and (ii) should, within three years after receiving an increase in salary or a promotion, seek to achieve the resulting greater target level of ownership.

        The policy recognizes the following sources of share ownership for purposes of determining whether the above ownership target is satisfied:

  •
  Company common shares acquired by a covered officer, including unvested restricted share awards and restricted stock units;

  •
  Units of limited partnership interest in Liberty Property Limited Partnership; and

  •
  Company common shares owned directly by a covered officer's spouse or minor children who reside with the covered officer, or held in a trust established for estate and/or tax planning purposes that is revocable by the covered officer and/or his or her spouse.

        For purposes of determining whether the ownership target is satisfied, shares underlying outstanding options are not included.

        The policy further mandates that until such time as a covered officer has attained the applicable target ownership level, he or she must retain common shares obtained as a result of a share award, unless the Board otherwise permits.

  Share Ownership of Trustees

        The Board believes that trustees should be shareholders and have a financial stake in the Trust. In furtherance of this belief, non-management trustees are paid a portion of their annual fees in the Trust's common shares.

        Additionally, the trustees are expected to own an amount of Company common shares equal in value to five times the annual cash retainer paid to trustees. All trustees (except for Ms. Dietze, who recently joined the Board and will have an appropriate amount of time to attain the prescribed level) are in compliance with this requirement.

    Perquisites and Other Personal Benefits

        In addition to the components noted above, our compensation program may also include various benefits, such as health insurance plans and pension, profit sharing and retirement plans in which substantially all of the Trust's employees participate. At the present time, the only plans in effect are health, dental, life and disability insurance plans, a 401(k) plan, a flexible spending insurance program, an employee share purchase plan and the severance plan for certain senior officers of the Trust described under "Management Severance Plan."

        In addition, in 2010 we reimbursed Mr. Hankowsky for the occasional use of a car service. The Company reimbursed Mr. Hankowsky for the car service because it determined that in those instances it was economically more productive for him to be able to continue to work while traveling in the car rather than be occupied by the task of driving.

Summary Compensation Table

        The following table shows, for the years ended December 31, 2010, 2009 and 2008, the compensation paid or accrued by the Trust and its subsidiaries, including the Operating Partnership, to our named executive officers.

Name and Principal Position	Year	Salary	Bonus	Share Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
William P. Hankowsky	2010	$525,000	$500	$1,203,293	$529,827	$209,380	$285,394	$2,753,394
President and Chief	2009	$525,000	$500	$1,113,349	$530,220	$239,215	$219,798	$2,628,082
Executive Officer	2008	$525,000	$500	$998,789	$420,000	$308,700	$194,057	$2,447,046
George J. Alburger, Jr.	2010	$400,000	$500	$1,578,057	$261,335	$—	$129,864	$2,369,756
Executive Vice President	2009	$400,000	$500	$728,424	$244,140	$—	$91,573	$1,464,637
and Chief Financial	2008	$400,000	$500	$733,493	$193,333	$—	$120,671	$1,447,997
Officer
Robert E. Fenza	2010	$370,000	$500	$405,146	$240,474	$240,907	$87,167	$1,344,194
Executive Vice President	2009	$370,000	$500	$520,970	$225,264	$123,284	$61,638	$1,301,656
and Chief Operating	2008	$370,000	$500	$357,677	$178,833	$264,117	$39,012	$1,210,139
Officer
James J. Bowes	2010	$325,000	$500	$355,852	$211,879	$217,685	$76,562	$1,187,478
General Counsel	2009	$325,000	$500	$326,631	$198,032	$219,245	$54,060	$1,123,468
	2008	$325,000	$500	$314,184	$157,083	$232,934	$34,014	$1,063,715
Michael T. Hagan	2010	$320,000	$500	$719,499	$208,423	$—	$81,437	$1,329,859
Chief Investment Officer	2009	$320,000	$500	$580,133	$194,904	$—	$53,571	$1,149,108
	2008	$320,000	$500	$583,982	$154,667	$—	$32,756	$1,091,905

(1)
A portion of the amounts shown in this column reflects the elections by Messrs. Hankowsky, Alburger, Fenza and Hagan, consistent with a policy adopted by the Trust's Compensation Committee with respect to employee annual performance non-equity incentive compensation, which we sometimes refer to as annual bonus, to receive common shares in lieu of cash for all or part of their annual bonus compensation for 2010, 2009 or 2008. By making such elections, these individuals received shares equal to 120% of the cash value of such bonus or portion thereof, less applicable withholding tax (the "Bonus Value"). Each executive received the number of common shares able to be purchased with the dollar amount of the Bonus Value based on the closing price of the common shares on the New York Stock Exchange on February 28, 2011 ($33.77) for bonuses included in 2010 compensation, March 16, 2010 ($32.71) for bonuses included in 2009 compensation or March 18, 2009 ($20.32) for bonuses included in 2008 compensation. Pursuant to these elections, Messrs. Hankowsky, Alburger, Fenza and Hagan were awarded 4,202, 6,380, -0- and 5,232 common shares, respectively, as 2010 compensation and 4,877, 7,025, 3,184 and 5,521 common shares, respectively, as 2009 compensation, and Messrs. Hankowsky, Alburger and Hagan were awarded 5,195, 12,008 and 9,445 common shares, respectively, as 2008 compensation. Dividends will be paid on the common shares issued pursuant to such awards. The contractual restrictions on sale related to such awards will expire on February 28, 2012 for the awards made as 2010 compensation and expired on March 16, 2011 for the awards made as 2009 compensation and on March 18, 2010 for the awards made as 2008 compensation. In addition, a portion of the amounts shown in this column reflect the incentive share awards granted on March 16, 2010 to Messrs. Alburger and Hagan.

(2)
For information regarding the assumptions made in the valuations of these amounts, see Footnote 10 to the Trust's financial statements for the year ended December 31, 2010 included in the Trust's Annual Report on Form 10-K for that year.

(3)
This column shows amounts of annual performance non-equity incentive compensation for 2010, 2009 and 2008 taken by the named executive officers in cash.

(4)
Consists of amounts paid by the Trust to purchase term life insurance policies for the Messrs. Hankowsky, Alburger, Fenza, Bowes and Hagan as follows: $720, $720, $720, $720 and $720, respectively, for 2010 and $1,098, $1,098, $1,098, $1,098 and $1,098, respectively for each of 2009 and 2008. Includes dividends paid on unvested shares to Messrs. Hankowsky, Alburger, Fenza, Bowes and Hagan as follows: $11,474, $4,835, $4,918, $4,229 and $5,144, respectively, for 2010; $22,709, $9,567, $9,776, $8,372 and $8,571, respectively for 2009; and $33,609, $14,233, $14,629, $12,461 and $11,520, respectively for 2008. Includes unvested reinvested dividends paid on unvested restricted shares on previously disclosed retention awards made to Messrs. Hankowsky, Alburger and Hagan as follows: $80,799, $36,168 and $5,064, respectively, for 2010; $75,190 and $26,026, for Messrs. Hankowsky and Alburger, respectively, for 2009; and $90,618 and $80,165, Messrs. Hankowsky and Alburger, respectively, for 2008. Includes unvested reinvested dividends paid on RSUs issued to Messrs. Hankowsky, Alburger, Fenza, Bowes and Hagan as follows: $191,478, $88,141, $81,529, $71,613 and $70,510. Includes $922, $1,578 and $14,042 in payments made during 2010, 2009, and 2008, respectively, to provide a car service to Mr. Hankowsky from time to time.

 Grants of Plan Based Awards

        The following table summarizes plan based awards made to each of the named executive officers for 2010 under the Trust's compensation plans:

					All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)		Grant Date Fair Value of Share and Option Awards(5)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards
Name	Grant Date(1)	Threshold	Target	Maximum
William P. Hankowsky	N/A	$275,625	$551,250	$826,875	—	—	—	—
	3/16/2010	—	—	—	29,091	——	—	$951,567
	3/16/2010	—	—	—	—	106,391	$32.71	$529,827
George J. Alburger, Jr.	N/A	$170,000	$340,000	$510,000	—	—	—	—
	3/16/2010	—	—	—	38,390	—	—	$1,255,737
	3/16/2010	—	—	—	—	52,477	$32.71	$261,335
Robert E. Fenza.	N/A	$157,250	$314,500	$471,750	—	—	—	—
	3/16/2010	—	—	—	12,386	—	—	$405,146
	3/16/2010	—	—	—	—	48,288	$32.71	$240,474
James J. Bowes	N/A	$138,125	$276,250	$414,375	—	—	—	—
	3/16/2010	—	—	—	10,879	—	—	$355,852
	3/16/2010	—	—	—	—	42,546	$32.71	$211,879
Michael T. Hagan	N/A	$136,000	$272,000	$408,000	—	—	—	—
	3/16/2010	—	—	—	14,213	—	—	$464,907
	3/16/2010	—	—	—	—	41,852	$32.71	$208,423

(1)
March 16, 2010 represents the date on which the Board of Trustees (i) set the range of potential annual bonus awards for 2010 performance by named executive officers, and (ii) made Awards under the Executive Officer Plan to the named executive officers for 2009. These Awards were determined in reference to the performance established by the Board at its March 18, 2009 meeting. At the March 16, 2010 meeting, the Board also established the range of potential Awards under the Executive Officer Plan for 2010 performance.

(2)
This award reflects the range of potential annual bonus available to be earned by the named executive officer for 2010. The actual amounts earned for 2010 pursuant to the annual bonus program are set forth in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation" (or, where the named executive officer chose to take all or a portion of his annual bonus in the form of restricted shares, under "Share Awards"), and are also set forth in the table below. Each named executive officer's annual bonus is a function of salary, with each named executive officer able to earn a specified percentage of his salary (105% for chief executive officer and 85% for chief operating officer, chief financial officer, chief investment officer and chief legal officer), subject to adjustment based on performance. The base amount of the bonus was calculated in accordance with the two step process discussed under "Compensation Discussion and Analysis—Annual Bonus Program."

  The dollar amounts of the actual awards under the annual bonus program for 2010 performance, determined by the Board at its February 28, 2011 meeting, were as follows:

Name	Dollar Value(a)
William P. Hankowsky	$418,760
George J. Alburger, Jr.	$268,600
Robert E. Fenza	$240,907
James J. Bowes	$217,685
Michael T. Hagan	$212,160

(a)
See footnote (1) to the Summary Compensation Table for a discussion of the election by some of the named executive officers to receive common shares in lieu of cash for all or part of their annual bonus compensation for 2010.
(3)
This column shows the RSU component of the Awards made under the Executive Officer Plan on March 16, 2010. In addition, a portion of the amounts shown in this column reflect the incentive share awards granted on March 16, 2010 to Messrs. Alburger and Hagan.

(4)
This column shows the share option component of the Awards made under the Executive Officer Plan on March 16, 2010.

(5)
The value of the restricted share awards was based on the closing price of the common shares on the New York Stock Exchange on March 16, 2010 of $32.71. The value of the share options reflects the Black-Scholes value per option ($4.98) as of March 16, 2010, based on:

•
5 year expected life

•
35.7% expected volatility

•
2.4% risk free interest rate

•
7.7% dividend yield

 Outstanding Equity Awards at Fiscal Year-End

        The following table contains information concerning outstanding equity awards held by each of the named executive officers as of December 31, 2010:

							Share Awards
												Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
	Option Awards
										Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested
				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options
									Market Value of Shares or Units of Shares That Have Not Vested(1)
							Number of Shares or Units of Shares That Have Not Vested
	Number of Securities Underlying Unexercised Options
					Option Exercise Price	Option Expiration Date
Name	Exercisable	Unexercisable
William P. Hankowsky	100,362	—		—	$30.10	2/28/2012	—		—	—		—
	34,909	—		—	$31.22	2/28/2013	—		—	—		—
	49,172	—		—	$43.45	3/16/2014	—		—	—		—
	30,550	—		—	$40.35	3/16/2015	—		—	—		—
	14,982	—		—	$48.54	3/16/2016	—		—	—		—
	18,926	—		—	$49.74	3/19/2017	—		—	—		—
	83,333	83,334	(2)	—	$31.20	3/28/2018	—		—	—		—
	26,511	106,044	(3)		$20.32	3/18/2019	—		—	—		—
	—	106,391	(4)	—	$32.71	3/16/2020	75,942	(5)	$2,424,069	89,935	(10)	$2,870,725
George J. Alburger, Jr.	100,362	—		—	$30.10	2/28/2012	—		—	—		—
	25,649	—		—	$31.22	2/28/2013	—		—	—		—
	22,083	—		—	$43.45	3/16/2014	—		—	—		—
	12,590	—		—	$40.35	3/16/2015	—		—	—		—
	6,269	—		—	$48.54	3/16/2016	—		—	—		—
	8,011	—		—	$49.74	3/19/2017	—		—	—		—
	38,360	38,360	(2)	—	$31.20	3/28/2018	—		—	—		—
	12,207	48,828	(3)	—	$20.32	3/18/2019	—		—	—		—
	—	52,477	(4)	—	$32.71	3/16/2020	45,392	(6)	$1,448,913	41,400	(11)	$1,321,488
Robert E. Fenza	107,649	—		—	$30.10	2/28/2012	—		—	—		—
	27,768	—		—	$31.22	2/28/2013	—		—	—		—
	23,603	—		—	$43.45	3/16/2014	—		—	—		—
	12,899	—		—	$40.35	3/16/2015	—		—	—		—
	6,423	—		—	$48.54	3/16/2016	—		—	—		—
	8,125	—		—	$49.74	3/19/2017	—		—	—		—
	35,483	35,483	(2)	—	$31.20	3/28/2018	—		—	—		—
	11,263	45,053	(3)	—	$20.32	3/18/2019	—		—	—		—
	—	48,288	(4)		$32.71	3/16/2020	14,649	(7)	$467,596	35,870	(12)	$1,144,970
James J. Bowes	19,371	—		—	$43.45	3/16/2014	—		—	—		—
	11,044	—		—	$40.35	3/16/2015	—		—	—		—
	5,499	—		—	$48.54	3/16/2016	—		—	—		—
	6,981	—		—	$49.74	3/19/2017	—		—	—		—
	31,167	31,168	(2)	—	$31.20	3/28/2018	—		—	—		—
	—	39,606	(3)	—	$20.32	3/18/2019	—		—	—		—
	—	42,546	(4)	—	$32.71	3/16/2020	10,034	(8)	$320,285	33,636	(13)	$1,073,661
Michael T. Hagan	8,940	—		—	$43.45	3/16/2014	—		—	—		—
	5,071	—		—	$40.35	3/16/2015	—		—	—		—
	3,917	—		—	$48.54	3/16/2016	—		—	—		—
	6,294	—		—	$49.74	3/19/2017	—		—	—		—
	30,688	30,688	(2)	—	$31.20	3/28/2018	—		—	—		—
	9,745	38,981	(3)	—	$20.32	3/18/2019	—		—	—		—
	—	41,852	(4)	—	$32.71	3/16/2020	19,633	(9)	$626,685	33,117	(14)	$1,057,095

(1)
Value is calculated by multiplying the number of shares subject to vesting by $31.92, the closing price of the common shares on the New York Stock Exchange on December 31, 2010.

(2)
Represents options granted on March 28, 2008 with respect to the fiscal year ended December 31, 2007. Such options became exercisable up to 20% after one year, 50% after two years and will become exercisable 100% after three years.

(3)
Represents options granted on March 18, 2009 with respect to the fiscal year ended December 31, 2008. Such options became exercisable up to 20% after one year and will become exercisable 50% after two years and 100% after three years.

(4)
Represents options granted on March 16, 2010 with respect to the fiscal year ended December 31, 2009. Such options will become exercisable up to 20% after one year, 50% after two years and 100% after three years.

(5)
These shares will vest as follows:

•
1,274 shares on March 16, 2011 (a 20% portion of the annual grant of 6,358 shares made on March 16, 2006);

•
1,729 shares on each of March 19, 2011 and 2012 (consisting of 20% portions of annual grant of 8,645 shares made on March 19, 2007); and

•
4,877 shares on March 16, 2011 (shares granted on March 16, 2010 pursuant to the Trust's bonus program, under which the executive can elect to receive restricted common shares, subject to a one year vesting period, in lieu of a portion of his annual bonus).

  The remaining 44,176 shares will vest on March 17, 2013 (Mr. Hankowsky's sixty-second (62nd) birthday). These shares consist of 30,000 shares granted to Mr. Hankowsky on March 7, 2005 under the Share Incentive Plan, as well as dividends of an aggregate of 14,176 shares accrued in connection with the Trust's quarterly dividends to shareholders since the date of grant. The purpose of the award was to design an incentive that would enhance the ability of the Trust to retain the services of Mr. Hankowsky. The restrictions on these shares will lapse as to all such shares on Mr. Hankowsky's sixty-second (62nd) birthday, provided that Mr. Hankowsky continues to be employed by, or is in the service of, the Trust as of such date. The shares will also vest upon Mr. Hankowsky's death or Disability (as defined in the Share Incentive Plan), should either occur prior to the date described in the preceding sentence. Dividends are paid on the full amount of the shares, without regard to vesting, from the date of grant, and are automatically reinvested, through the Trust's Dividend Reinvestment and Share Purchase Plan, in common shares, which are subject to the restrictions described above.

  Additionally, represents 22,157 earned RSUs. See footnote (10).

(6)
These shares will vest as follows:

•
533 shares on March 16, 2011 (a 20% portion of the annual grant of 2,661 shares made on March 16, 2006);

•
731 shares on March 19, 2011 and 735 shares on March 19, 2012 (consisting of 20% portions of annual grant of 3,659 shares made on March 19, 2007); and

•
7,025 shares on March 16, 2011 (shares granted on March 16, 2010 pursuant to the Trust's bonus program, under which the executive can elect to receive restricted common shares, subject to a one year vesting period, in lieu of a portion of his annual bonus).

The remaining 26,170 shares will vest on March 16, 2013. These shares consist of 25,000 shares granted to Mr. Alburger on March 16, 2010 under the Share Incentive Plan, as well as dividends of an aggregate of 1,170 shares accrued in connection with the Trust's quarterly dividends to shareholders since the date of grant. The restriction on these shares will lapse as to all such share on the third anniversary of the date of grant provided that Mr. Alburger continues to be employed by, or is in the service of, the Trust as of such date. The shares will also vest upon Mr. Alburger's death or Disability (as defined in the Share Incentive Plan), should either occur prior to the date described in the preceding sentence. Dividends are paid on the full amount of the shares, without regard to vesting, from the date of grant, and are automatically reinvested, through the Trust's Dividend Reinvestment and Share Purchase Plan, in common shares, which are subject to the restrictions described above.

  Additionally, represents 10,198 earned RSUs. See footnote (11).

(7)
These shares will vest as follows:

•
546 shares on March 16, 2011 (a 20% portion of the annual grant of 2,726 shares made on March 16, 2006);

•
742 shares on March 19, 2011 and 743 shares on March 19, 2012 (consisting of 20% portions of annual grant of 3,711 shares made on March 19, 2007); and

•
3,184 shares on March 16, 2011 (shares granted on March 16, 2010 pursuant to the Trust's bonus program, under which the executive can elect to receive restricted common shares, subject to one-year vesting period, in lieu of a portion of his annual bonus.)

  Additionally, represents 9,434 earned RSUs. See footnote (12).

(8)
These shares will vest as follows:

•
470 shares on March 16, 2011 (a 20% portion of the annual grant of 2,334 shares made on March 16, 2006); and

•
637 shares on March 19, 2011 and 641 shares on March 19, 2012 (consisting of 20% portions of annual grant of 3,189 shares made on March 19, 2007).

  Additionally, represents 8,286 earned RSUs. See footnote (13).

(9)
These shares will vest as follows:

•
334 shares on March 16, 2011 (a 20% portion of the annual grant of 1,662 shares made on March 16, 2006);

•
977 shares on March 19, 2011 and 2012 (consisting of 20% portions of annual grant of 2,875 shares made on March 19, 2007); and

•
5,521 shares on March 16, 2011 (shares granted on March 16, 2010 pursuant to the Trust's bonus program, under which the executive can elect to receive restricted common shares, subject to a one year vesting period, in lieu of a portion of his annual bonus).

The remaining 3,664 shares will vest on March 16, 2013. These shares consist of 3,500 shares granted to Mr. Hagan on March 16, 2010 under the Share Incentive Plan, as well as dividends of an aggregate of 164 shares accrued in connection with the Trust's quarterly dividends to shareholders since the date of grant. The restriction on these shares will lapse as to all such shares on the third anniversary of the date of grant provided that Mr. Hagan continues to be employed by, or in the service of, the Trust as of such date. The shares will also vest upon Mr. Hagan's death or Disability (as defined in the Share Incentive Plan), should either occur prior to the date described in the preceding sentence. Dividends are paid on the full amount of the shares, without regard to vesting, from the date of grant, and are automatically reinvested, through the Trust's Dividend Reinvestment and Share Purchase Plan, in common shares, which are subject to the restrictions described above.

Additionally, represents 8,160 earned RSUs. See footnote (14).

(10)
Represents 112,092 RSUs, 26,924 granted on March 28, 2008, 42,980 granted on March 18, 2009 and 29,091 granted on March 16, 2010, as well as dividends of an aggregate of 13,097 shares accrued in connection with the Trust's quarterly dividends to shareholders since the date of grant, less 22,157 earned RSUs included in footnote (5).

(11)
Represents 51,598 RSUs, 12,394 granted on March 28, 2008, 19,785 granted on March 18, 2009 and 13,390 granted on March 16, 2010, as well as dividends of an aggregate of 6,029 shares accrued in connection with the Trust's quarterly dividends to shareholders since the date of grant, less 10,198 earned RSUs included in footnote (6).

(12)
Represents 45,304 RSUs, 11,464 granted on March 28, 2008, 18,301 granted on March 18, 2009 and 12,386 granted on March 16, 2010, as well as dividends of an aggregate of 3,153 shares accrued in connection with the Trust's quarterly dividends to shareholders since the date of grant, less 9,434 earned RSUs included in footnote (7).

(13)
Represents 41,922 RSUs, 10,070 granted on March 28, 2008, 16,074 granted on March 18, 2009 and 10,880 granted on March 16, 2010, as well as dividends of an aggregate of 4,898 shares accrued in connection with the Trust's quarterly dividends to shareholders since the date of grant, less 8,286 earned RSUs included in footnote (8).

(14)
Represents 41,277 RSUs, 9,914 granted on March 28, 2008, 15,828 granted on March 18, 2009 and 10,712 granted on March 16, 2010, as well as dividends of an aggregate of 4,823 shares accrued in connection with the Trust's quarterly dividends to shareholders since the date of grant, less 8,160 earned RSUs included in footnote (9).

Option Exercises and Shares Vested

        During 2010, the number of shares acquired and value realized on the exercise of option awards and the number of shares acquired and the value realized on vesting of share awards for each of the named executive officers were as follows:

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
William P. Hankowsky	50,000	$278,835	10,424	$348,550
George J. Alburger, Jr.	51,674	$188,094	14,192	$477,826
Robert E. Fenza.	—	$—	2,229	$73,801
James J. Bowes	128,439	$557,704	1,912	$63,306
Michael T. Hagan	—	$—	11,124	$375,051

 Equity Compensation Plan Information

        The following table provides information regarding our compensation plans under which our equity securities are authorized for issuance. The information provided is as of December 31, 2010.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column 1 of this table)(1)
Equity Compensation Plans Approved by Security Holders	3,322,518	$33.06	8,365,493
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	3,322,518	$33.06	8,365,493

(1)
Does not reflect restricted shares and options awarded in 2011 with respect to the fiscal year ended December 31, 2010. Taking into account restricted shares and options subject to awards under the LTI and Executive Officer Plan made on March February 28, 2011, the numbers listed above would be as follows: 3,531,010 (number of shares to be issued); $33.10 (weighted-average price); and 7,928,147(number of securities remaining available).

Payments upon Termination Events, Including Following a Change of Control

        The Trust has a management severance plan for a group of senior officers of the Trust, including Messrs. Hankowsky, Alburger, Fenza, Bowes and Hagan. The tables below reflect the amounts that would be payable to the named executive officers upon various termination events, including pursuant to the management severance plan. These tables show the amount of compensation payable to each of the named executive officers in the event of termination of such executive's employment, in each of the following cases: termination by the Trust not for Cause (as defined in the management severance plan and described below), retirement, in the event of death or disability and following a Change of Control (as defined in the management severance plan and described below). The amounts indicated are based on the assumption that the termination occurred as of December 31, 2010, on which date the closing price of the common shares on the New York Stock Exchange was $31.92. Actual amounts payable would vary based on the date of the named executive officer's termination and can only be finally determined at that time.

        In general, the management severance plan applies similarly to each of the named executive officers as follows: In the event of (i) the termination of the named executive officer other than "for cause" or (ii) the named executive officer's voluntary termination of his employment for "good reason," in either case within two years following a "change of control," the named executive officer would receive the following: (a) an amount equal to 2.99 times the sum of his current annual base salary plus the largest annual performance bonus paid to him over the previous five years; (b) the pro rata portion, through the date of termination, of unpaid performance bonus for the year in which the termination occurs; (c) immediate vesting of outstanding options, restricted shares and restricted share units; (d) an amount equal to the Trust's maximum contribution under the 401(k) plan for a period of three years, including the year in which termination occurs; (e) immediate vesting of contributions previously made by the Trust to the individual's account under the 401(k) plan; and (f) continuation of employee group benefits coverage for a period of three years after the date of termination. In addition, under the severance plan, if any payments made to a covered person would result in an excise tax imposed by Section 4999 of the Code, the named executive officer would become entitled to receive a tax reimbursement payment, or "gross-up," that would put him in the same financial position after the application of the excise tax as he would have been in if the excise tax did not apply to such amounts. As of April 2011, our Compensation Committee has determined to eliminate these tax gross-ups (except with respect to participants in the severance plan who are currently entitled to a gross-up), and thus no new participants in the plan will be entitled to a tax gross up for excise taxes.

  Payments Made Upon Termination by Trust Not for Cause

        Regardless of the manner in which a named executive officer's employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include:

  •
  non-equity incentive compensation earned during the fiscal year;

  •
  unused vacation pay

  Payments Made Upon Retirement

        Under the terms of the agreements pursuant to which the named executive officers have been granted their options, restricted shares and restricted share units, the vesting of unvested options, restricted shares or restricted share units at the retirement of the named executive officer is generally based upon a sliding scale taking into account the named executive officer's age and length of service to the Trust. The following table illustrates this scale:

Age	Minimum Years of Service to Trust	Amount to Vest
55-56	10	Options and restricted shares that would have vested in accordance with their terms during the 12 month period after the named executive officer's retirement shall vest as of the date of retirement
57-58	8	Options and restricted shares that would have vested in accordance with their terms during the 24 month period after the named executive officer's retirement shall vest as of the date of retirement
59-60	6

Options that would have vested in accordance with their terms during the 24 month period after the named executive officer's retirement shall vest as of the date of retirement; restricted shares that would have vested in accordance with their terms during the 36 month period after the named executive officer's retirement shall vest as of the date of retirement

61-62	4	Options and restricted shares that would have vested in accordance with their terms during the 48 month period after the named executive officer's retirement shall vest as of the date of retirement
63-64	2	Options and restricted shares that would have vested in accordance with their terms during the 60 month period after the named executive officer's retirement shall vest as of the date of retirement
65 or more	—	All options and restricted shares not vested at the date of retirement shall vest as of the date of retirement

        As of December 31, 2010, the named executive officers were the following ages and had the following years of service to the Trust:

Name	Age	Years of Service
William P. Hankowsky	59	10
George J. Alburger, Jr.	63	15
Robert E. Fenza	53	26
James J. Bowes	57	14
Michael T. Hagan	53	21

        The options that become exercisable upon retirement, along with any other options that were already exercisable on the date of retirement, may be exercised until the date that is 36 months after the date of retirement.

  Payments Made Upon Death or Disability

        In the event of the death or disability of a named executive officer, in addition to the benefits listed under the heading "Payments Made Upon Termination by Trust Not for Cause" above, all unvested options or restricted shares owned by the named executive officers will vest immediately. In the case of options, the options will remain exercisable until the date that is 36 months after the date of termination of the named executive officer's employment with the Trust due to his death or disability.

  Payments Made Upon a Termination Following a Change of Control

        The Trust has a Management Severance Plan to which each of the named executive officers is a party. Pursuant to these agreements, if an executive's employment is terminated within two years following a change of control (other than termination by the Trust for cause or by reason of death or disability) or if the executive terminates his employment in certain circumstances defined in the agreement which constitute "good reason", in addition to the benefits listed under the heading "Payments Made Upon Termination by Trust Not for Cause":

  •
  the named executive officer will receive:

  •
  a lump sum severance payment of 2.99 times the sum of the executive's current annual base salary plus the largest annual performance bonus paid to him over the previous five years;

  •
  a lump sum amount representing a pro rata portion, through the date of termination, of unpaid performance bonus for the year in which the termination occurs, assuming achievement of the target level of the performance goals;

  •
  a lump sum amount equal to the Trust's maximum contribution under the 401(k) plan for a period of three years, including the year in which termination occurs;

  •
  an amount equal to the excise tax charged to the named executive officer as a result of the receipt of any change-of-control payments; and

  •
  continuation of employee group benefits coverage for a period of three years after the date of termination.

  •
  all options, restricted shares and restricted share units held by the executive, as well as contributions previously made by the Trust to the individual's account under the 401(k) plan, will automatically vest

        Under the Management Severance Plan, a change of control is deemed to occur on:

  •
  the date of on which shareholders of the Trust (or the Board, if shareholder approval is not required) approve a plan to dissolve or liquidate the Trust;

  •
  the date on which transactions contemplated by an agreement to sell or dispose of substantially all of the Trust's assets are consummated, other than a transaction in which holders of the Trust's shares just prior to the transaction will have at least 50% of the voting power of the acquiring entity's voting securities just after the transaction (without regard to such holder's ownership of the acquiring entity's voting securities immediately before or contemporaneously with such transaction), which voting securities are to be held by such holders just after the transaction in substantially the same proportion among themselves as just prior to the transaction;

  •
  the first date on which (i) transactions contemplated by an agreement to merge or consolidate the Trust with or into another entity (or to merge the other entity with or into the Trust) are consummated, other than a transaction in which holders of the Trust's shares just prior to the transaction will have at least 50% of the voting power of the surviving entity's voting securities just after the transaction (without regard to such holder's ownership of the acquiring entity's voting securities immediately before or contemporaneously with such transaction), which voting securities are to be held by such holders just after the transaction in substantially the same proportion among themselves as just prior to the transaction and (ii) those who were board members just prior to the merger or consolidation cease to constitute a majority of the Board;

  •
  the date on which any entity, person or group (excluding the Trust, any of its subsidiaries, or any employee benefit plan sponsored or maintained by the Trust or any of its subsidiaries) has become the beneficial owner of, or has obtained voting control over, more than 20% of the outstanding shares (without regard to any contractual or other restriction on the conversion or other exchange of securities into or for shares); or

  •
  the first day after which a majority of the Board has been a member of the Board for less than two years, unless the nomination for election of each new trustee (who was not a trustee at the beginning of such two-year period) was approved by a vote of at least 2/3 of the trustees then in office who were trustees at the beginning of such period.

    William P. Hankowsky

	Termination by Trust Not For Cause	Retirement	Death or Disability	Termination Within Two Years Following a Change of Control
Cash Severance	$809,215	$—	$809,215	$3,280,662
Value of Accelerated Share-Based Awards	—	2,282,442	5,294,794	5,294,794
Excise Tax Gross-Up	—	—	—	2,525,096

Total	$809,215	$2,282,442	$6,104,009	$11,100,552

    George J. Alburger, Jr.

	Termination by Trust Not For Cause	Retirement	Death or Disability	Termination Within Two Years Following a Change of Control
Cash Severance	$714,239	$—	$714,239	$2,275,125
Value of Accelerated Share-Based Awards	—	1,411,050	2,770,401	2,770,401
Excise Tax Gross-Up	—	—	—	—

Total	$714,239	$1,411,050	$3,484,640	$5,045,526

    Robert E. Fenza

	Termination by Trust Not For Cause	Retirement	Death or Disability	Termination Within Two Years Following a Change of Control
Cash Severance	$719,431	—	$719,431	$2,098,045
Value of Accelerated Share-Based Awards	—	—	1,612,566	1,612,566
Excise Tax Gross-Up	—	—	—	—

Total	$719,431	—	$2,331,997	$3,710,611

    James J. Bowes

	Termination by Trust Not For Cause	Retirement	Death or Disability	Termination Within Two Years Following a Change of Control
Cash Severance	$502,560	$—	$502,560	$1,853,804
Value of Accelerated Share-Based Awards	—	781,693	1,393,946	1,393,946
Excise Tax Gross-Up	—	—	—	—

Total	$502,560	$781,693	$1,896,506	$3,247,750

    Michael T. Hagan

	Termination by Trust Not For Cause	Retirement	Death or Disability	Termination Within Two Years Following a Change of Control
Cash Severance	$614,576	—	$614,576	$1,824,621
Value of Accelerated Share-Based Awards	—	—	1,683,780	1,683,780
Excise Tax Gross-Up	—	—	—	946,476

Total	$614,576	—	$2,298,356	$4,454,877

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16(a) of the Exchange Act, the Trust's executive officers and trustees, and persons beneficially owning more than 10% of the common shares, are required to file with the Securities and Exchange Commission reports of their initial ownership and changes in ownership of common shares. The Trust believes that during 2010, its executive officers and trustees who were required to file reports under Section 16(a) complied with such requirements in all material respects.

 TRUSTEE COMPENSATION

        The following table shows the compensation paid to the members of the Trust's Board of Trustees for the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash	Share Awards(1)(2)	Option Awards(1)(2)	All Other Compensation	Total
Frederick F. Buchholz	$51,000	$34,500	$25,900	—	$111,400
Thomas C. DeLoach, Jr.	$57,000	$34,500	$25,900	—	$117,400
Daniel P. Garton	$39,500	$34,500	$25,900	—	$99,900
J. Anthony Hayden	$38,503	$34,500	$25,900	—	$98,903
M. Leanne Lachman	$52,000	$34,500	$25,900	—	$112,400
David L. Lingerfelt	$37,000	$34,500	$25,900	—	$97,400
Jose A. Mejia	$3,292	—	—	—	$3,292
Stephen B. Siegel	$35,500	$34,500	$25,900	—	$95,900
Stephen D. Steinour	$35,709	$34,500	$25,900	—	$96,109

(1)
The aggregate numbers of shares and shares issuable upon the exercise of options to purchase shares for the trustees outstanding as of December 31, 2010 are as follows: Mr. Buchholz (options to purchase 50,000 shares); Mr. DeLoach (options to purchase 32,500 shares); Mr. Garton (options to purchase 45,000 shares); Mr. Hayden (options to purchase 50,000 shares); Ms. Lachman (options to purchase 50,000 shares); Mr. Lingerfelt (options to purchase 50,000 shares); Mr. Siegel (options to purchase 31,500 shares); and Mr. Steinour (options to purchase 5,000 shares). Mr. Mejia resigned from the Board on January 21, 2010.

(2)
The grant date fair values of the share awards and option awards made to each of the non-employee trustees in 2010 were $32.71 and $5.18, respectively.

        In 2010, the compensation policy for trustees who are not also officers and full-time employees of the Trust followed the Trust's prior practice. Under this policy, these trustees receive an annual trustee fee in the amount of $21,500 in cash, and restricted common shares having a grant date fair value of $34,500. Additionally, trustees receive a fee of $1,500 for each Board meeting that such trustee attends in person; however, trustees receive a fee of $500 for teleconference Board meetings if such meetings address only routine matters. Trustees also receive a fee of $500 for participation in any informational call held to supplement the regularly scheduled Board meetings. Trustees will be entitled to receive a fee of $1,000 for each committee on which they serve, a fee of $1,000 for each committee meeting such trustee attends in person and a fee of $500 for each committee meeting attended by teleconference. The Chair of the Audit Committee receives an additional annual fee of $10,000. The Chairs of the Corporate Governance and Nominating Committee and the Compensation Committee each receive an additional annual fee of $6,000. Additionally, all trustees are entitled to be reimbursed for travel and lodging expenses associated with attending Board and committee meetings. Trustees who are officers and full-time employees of the Trust are not entitled to receive any separate compensation for service as a trustee.

        Under the prior policy, pursuant to the Trust's Amended and Restated Share Incentive Plan, each non-employee trustee is entitled to receive an annual grant of a 10-year option to purchase 5,000 common shares, exercisable at a price equal to the fair market value of the common shares on June 23rd of each year. Such options vest over a three-year period beginning with the date of grant as follows: 20% after the first year; 50% after two years; and 100% after three years.

        The 2011 compensation policy for trustees who are not also officers and full-time employees of the Trust has been modified to adjust trustee compensation. Under the revised policy, these trustees receive an annual trustee fee in the amount of $30,750 in cash, and restricted common shares with a grant date fair value of $38,250. Additionally, trustees receive a fee of $1,500 for each Board meeting that such trustee attends in person; however, trustees receive a fee of $500 for teleconference Board meetings if such meetings address only routine matters. Trustees also receive a fee of $500 for participation in any informational call held to supplement the regularly scheduled Board meetings. Trustees are entitled to receive a fee of $3,000 for each committee on which they serve, a fee of $1,000 for each committee meeting such trustee attends in person and a fee of $500 for each committee meeting attended by teleconference. The Chair of the Audit Committee receives an additional annual fee of $12,500, and the Chairs of the Corporate Governance and Nominating Committee and the Compensation Committee each receive an additional annual fee of $7,500. Additionally, all trustees are entitled to be reimbursed for travel and lodging expenses associated with attending Board and committee meetings. Trustees who are officers and full-time employees of the Trust are not entitled to receive any separate compensation for service as a trustee or committee member.

        Under the 2011 compensation policy, pursuant to the Trust's Share Incentive Plan, each non-employee trustee is entitled to receive an annual grant on June 23rd of each year of a 10-year option to purchase 5,000 common shares and beginning on January 1, 2011, 5,500 common shares, exercisable at a price equal to the fair market value of the common shares on such date. Such options vest over a three-year period beginning with the date of grant as follows: 20% after the first year; 50% after two years; and 100% after three years.

 PROPOSAL 4—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Ernst & Young LLP has audited the Trust's financial statements since the Trust's inception. The Audit Committee of the Board of Trustees has selected Ernst & Young LLP as the Trust's independent registered public accounting firm for the fiscal year ending December 31, 2011.

        Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees billed to the Trust by Ernst & Young LLP during 2010 and 2009

        Ernst & Young LLP was the Trust's independent registered public accounting firm for the fiscal years ended December 31, 2010 and 2009.

        Audit Fees.    Fees for audit services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2010 and 2009 were $912,500 and $1,098,500, respectively. These services included (i) the audit of the Trust's annual financial statements and internal control over financial reporting, (ii) the reviews of the financial statements included in the Trust's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, (iii) consents and comfort letters issued in connection with debt and equity offerings and registration statements and (iv) the reissuance of opinions on an amended Form 10-K filing and on a Form 8-K filing issued in connection with a Form S-3 registration.

        Audit-Related Fees.    Fees for audit-related services that were reasonably related to the performance of the 2010 and 2009 audits or reviews of the Trust's financial statements and are not reported under the preceding paragraph totaled $4,995 and $1,605, respectively. These fees were for accounting research software.

        Tax Fees.    Fees billed to the Trust by Ernst & Young LLP during 2010 and 2009 for professional services rendered for tax compliance, tax advice and tax planning totaled $164,031 and $63,369, respectively.

        All Other Fees.    There were no other fees billed to the Trust by Ernst & Young LLP during 2010 or 2009.

        All audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit and Non-Audit Services Pre-Approval Policy provides for (i) general pre-approval of certain specified services and (ii) specific pre-approval of all other permitted services, as well as proposed services exceeding pre-approved cost levels. The policy authorizes the Audit Committee to delegate pre-approval authority with respect to permitted services to one or more of its members.

        For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the Securities and Exchange Commission's rules on auditor independence. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Trust's business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Trust's ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is necessarily determinative.

        Shareholder ratification of the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm is not required by the Trust's Bylaws or any other applicable legal requirement.

However, the Board of Trustees is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Trustees will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Trustees at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Trust and the shareholders.

        The Audit Committee has considered whether Ernst & Young LLP's provision of services other than professional services rendered for the audit and review of the Trust's annual financial statements is compatible with maintaining Ernst & Young LLP's independence, and has determined that it is so compatible.

Recommendation and Required Vote

        The Board of Trustees recommends a vote FOR ratification of Ernst & Young LLP as the Trust's independent registered public accounting firm for the fiscal year ending December 31, 2011. Ratification requires the affirmative vote of the holders of a majority of the common shares represented at the Meeting.

 POLICY FOR APPROVING RELATED PARTY TRANSACTIONS

        Our Codes of Conduct for Trustees and for Executive Officers mandate that officers and trustees bring promptly to the attention of our General Counsel any transaction or series of transactions that may result in a conflict of interest between that person and the Trust. Following any disclosure, our General Counsel will then review with the Chairman of our Audit Committee the relevant facts disclosed by the officer or trustee in question. After this review, the Chairman of the Audit Committee and the General Counsel determine whether the matter should be brought to the Audit Committee or the full Board of Trustees for approval. In considering any such transaction, the Audit Committee or the Board of Trustees, as the case may be, will consider various relevant factors, including, among others, the reasoning for the Trust to engage in the transaction, whether the terms of the transaction are arm's length and the overall fairness of the transaction to the Trust. If a member of the Audit Committee or the Board is involved in the transaction, he or she will not participate in any of the discussions or decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Trust's financial reporting process on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements and management's assessment of internal control over financial reporting in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements in accordance with U.S. generally accepted accounting principles, the firm's judgments as to the quality, not just the acceptability, of the Trust's accounting principles and such other matters as are required to be discussed with the Committee under the auditing standards of the Public Company Accounting Oversight Board, including those required to be discussed with the Committee by Statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee has discussed with the independent registered public accounting firm the firm's independence from management and the Trust, including the matters in the written disclosures required by Independence Rule No. 3526, and has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Rule No. 3526. In addition, the Committee has considered the effect of the independent registered public accounting firm's provision of non-audit services on the audit and considers such services compatible with the independent registered public accounting firm's maintenance of independence.

        The Committee discussed with the Trust's internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Committee pre-approved all audit and non-audit services provided by the independent registered public accounting firm in accordance with the Audit and Non-Audit Services Pre-Approval Policy adopted by the Committee. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Trust's internal controls, and the overall quality of the Trust's financial reporting.

        During 2010, management completed the documentation, testing and evaluation of the Trust's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Committee meeting. At the conclusion of the process, management provided the Committee with a report on the effectiveness of the Trust's internal control over financial reporting. The Committee also reviewed the report of management contained in the Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Securities and Exchange Commission, as well as Ernst & Young LLP's Reports of Independent Registered Public Accounting Firm (included in the Trust's Annual Report on Form 10-K) and reports related to its audits of the consolidated financial statements and the effectiveness of internal control over financial reporting. The Committee continues to oversee the Trust's efforts related to its internal control over financial reporting and management's preparations for the evaluation in fiscal 2011.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Trustees (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Audit Committee
Thomas C. DeLoach, Jr. (Chair)
Katherine Elizabeth Dietze
Daniel P. Garton
M. Leanne Lachman
Stephen D. Steinour

        The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

 REPORT OF THE CORPORATE GOVERNANCE
AND NOMINATING COMMITTEE

        The Corporate Governance and Nominating Committee meets to address matters regarding corporate governance and makes recommendations to the Board regarding nominees for positions on the Board.

        The Corporate Governance and Nominating Committee has developed and the Board has adopted the Governance Guidelines, which are posted under the Investor Information section of the Trust's web site at www.libertyproperty.com. Copies are also available without charge at the written request of any shareholder of the Trust. Such requests should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Corporate Governance and Nominating Committee
Frederick F. Buchholz (Chair)
Katherine Elizabeth Dietze
J. Anthony Hayden
David L. Lingerfelt
Stephen B. Siegel

        The Report of the Corporate Governance and Nominating Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee oversees the Trust's executive compensation process on behalf of the Board of Trustees. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the Compensation Discussion and Analysis.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Trustees (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2010.

Compensation Committee
M. Leanne Lachman (Chair)
Frederick F. Buchholz
Thomas C. DeLoach, Jr.
David L. Lingerfelt

Compensation Committee Interlocks and Insider Participation

        The current members of our Compensation Committee are Mr. Buchholz, Mr. DeLoach, Mr. Lingerfelt and Ms. Lachman. None of the members of the Compensation Committee was an officer or employees of the Trust or its subsidiaries during 2010, was formerly an officer of the Trust or its subsidiaries, or had any relationship with the Trust since the beginning of 2010 that requires disclosure under applicable Securities and Exchange Commission regulations.

 MATTERS RELATED TO RISK

The Board's Role in Risk Oversight

        The Board's role in the Trust's risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Trust, including operational, financial, legal and regulatory and strategic risks. The Board also works to oversee risk through its consideration and authorization of significant matters, such as major strategic, operational and financial initiatives and its oversight of management's implementation of those initiatives.

        In particular, the Audit Committee is tasked pursuant to its charter to "discuss with management the Company's major policies with respect to risk assessment and risk management." As appropriate, the Chair of the Audit Committee reports to the full Board on the activities of the Audit Committee in this regard, allowing the Audit Committee and the full Board to coordinate their risk oversight activities.

        In its risk oversight capacity, the Board and the Audit Committee engage in various practices, including, without limitation:

  •
  review and consideration of reports from and information provided by management to the Board and its committees on topics relating to the risks that the Trust faces, including, without limitation, the conditions in markets in which the Trust operates or is considering operating, tenant concentrations and credit worthiness, leasing activity and expirations, the status of current and anticipated development projects, compliance with debt covenants, management of debt maturities, access to debt and equity capital markets, existing and potential legal claims against the Trust and various other matters relating to the Trust's business;

  •
  the required approval by the Board or the applicable committee of the Board of significant transactions and other decisions, including, among others, acquisitions and dispositions of properties, development projects and new borrowings;

  •
  the direct oversight of specific areas of the Trust's business by the Compensation, Audit and Corporate Governance and Nominating Committees; and

  •
  review and consideration of reports from and information provided by the Trust's auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to the Trust's compensation practices, qualification of the Trust as a REIT for tax purposes and the Trust's internal control over financial reporting.

        The Audit Committee is specifically responsible for discussing the guidelines and policies that govern the process by which the Trust's exposure to risk is assessed by management. As part of this process, the Audit Committee regularly assesses risks faced by the Trust in a manner designed to identify and analyze risks to achieving the Trust's business objectives. The results of these risk assessments are then discussed with management. In addition, as one component of the Trust's anti-fraud program, the Trust, under the supervision of the Audit Committee, established a hotline available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to our senior management and the Audit Committee.

Risk Considerations in our Compensation Program

        Our Compensation Committee has considered the concept of risk as it relates to our compensation program. While behavior that may result in inappropriate risk taking cannot necessarily be prevented by the structure of compensation practices, we believe that our compensation policies or practices do not create risks that are reasonably likely to have a material adverse effect on us. In our "Compensation Discussion and Analysis," we discuss in general the compensation policies and practices that are applicable to our named executive officers. We believe that because these policies and practices, as well as the policy and practices utilized with respect to our more senior employees, incorporate variable compensation elements that focus on our overall financial performance, risky behavior by any of our individual employees is disincentivized. We also have in place various operational controls, such as senior management review of significant leases and contracts, that we believe would aid in preventing the implementation of risky business arrangements.

        Compensation to our executive officers and senior employees is comprised of both fixed and incentive-based elements. The fixed compensation (i.e., regular salary) provides reliable, foreseeable income that mitigates the focus of our employees on the immediate financial performance of our company or its stock price, encouraging them to make decisions in our best long-term interests. The incentive components are designed to be sensitive to both our short- and long-term performance and stock price. In combination, we believe that our compensation structures do not encourage our officers and employees to take unnecessary or excessive risks in performing their duties. Contributing to this belief is the fact that our compensation structure has been structured substantially as it is now for a number of years and we have seen no evidence that it encourages unnecessary or excessive risk taking.

 CORPORATE GOVERNANCE

Board Leadership Structure

        Since the Trust's inception, it has had a board leadership structure under which the Chief Executive Officer also serves as Chairman of the Board. The Trust believes that it has been well-served by this structure and that the structure facilitates strong, clear and cohesive leadership, with a single person setting the tone and having the ultimate responsibility for all of the Trust's operating and strategic functions, thus providing unified leadership and direction for the Board and executive management.

        Currently, Mr. Hankowsky serves in these dual capacities, as he has since June 2003, when he was named Chairman in addition to his role as Chief Executive Officer, which he has held since January 2003. While the Board does not believe that the roles of Chairman and Chief Executive Officer must always be combined, and reserves the right to reconsider the issue as it deems appropriate, it intends to continue the current arrangement for the foreseeable future.

        The Trust does not have a lead independent trustee, but receives strong leadership from all of its members. Additionally, as discussed below, the chairpersons of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee of our Board rotate presiding over regular sessions of our non-management and independent trustees. Virtually all of our trustees take active and substantial roles in the activities of our Board at the full Board meetings. The Board believes that this open structure, as compared to a system in which there is a designated lead independent trustee, facilitates a greater sense of responsibility among our trustees, and facilitates active and effective oversight by the independent trustees of the Trust's operations and strategic initiatives, including the risks that may be attendant thereto. Trustees are able to propose items for Board meeting agendas. Additionally, the Board's meetings include time for discussion of items not on the formal agenda, and the independent and non-management trustees meet with Mr. Hankowsky in executive sessions generally before each Board meeting.

        Our Board is comprised of eight independent trustees and Mr. Hankowsky. Each of the trustees is a sophisticated and seasoned business person experienced in board processes and knowledgeable regarding matters of corporate governance, and has substantial leadership experience in his or her field. For additional information about the backgrounds and qualifications of our directors, see "Proposal 1—Election of Trustees and Continuing Trustees."

Independence of Trustees

        The Board has conducted a review of the independence of the trustees under the standards for independence established by the New York Stock Exchange. During this review, the Board considered any transactions and relationships between a trustee or member of that trustee's immediate family and the Trust and its subsidiaries and affiliates. The Board also examined any transactions and relationships between trustees or their affiliates and members of the Trust's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the trustee is independent. Taking into account the review, the Board has determined that each of the trustees, other than Mr. Hankowsky, meets these standards, and is independent.

        In connection with the Board's annual affirmative determination as to the independence of the members of the Board, the Board considered certain transactions including: the purchase of airline tickets from American Airlines, Mr. Garton's employer; and the payment of real estate brokerage fees to CB Richard Ellis, Mr. Siegel's employer.

        As to the individuals, it was determined that they did not fail any of the tests set forth in Rule 303A.02(b) and that none of the aforementioned transactions represented a material relationship.

Code of Conduct

        The Trust has a code of conduct for its chief executive officer and senior financial officers, including the Trust's principal financial officer and our principal accounting officer or controller within the meaning of the Securities and Exchange Commission regulations adopted under the Sarbanes-Oxley Act of 2002. The code of conduct is posted under the Investor Information section of the Trust's web site at www.libertyproperty.com.

        In addition, shareholders may request a copy of the code of conduct by directing a written request to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Trustee Attendance at Annual Meetings

        The Trust encourages all of the trustees to attend the annual meeting of shareholders. The 2010 Annual Meeting of Shareholders was attended by all of the trustees.

Communications with Shareholders

        The Trust provides the opportunity for shareholders to communicate with the members of the Board. In this regard, the Board of Trustees has also adopted a process by which shareholders and other interested parties may communicate with the independent trustees or the chairperson of any of the committees of the Board of Trustees by e-mail or regular mail. Communications by e-mail should be sent to corporatesecretary@libertyproperty.com. Communications by regular mail should be sent to the attention of the Chairperson, Audit Committee, Chairperson, Compensation Committee, or Chairperson, Corporate Governance and Nominating Committee, or to the independent trustees as a group to the Independent Trustees, each c/o the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement.

        All communications received in accordance with this process will be reviewed by the Trust's management to determine whether the communication requires immediate action. Management will pass on all communications received, or a summary of such communications, to the appropriate trustee or trustees. However, management reserves the right to disregard any communication that it determines is unduly hostile, threatening, illegal, does not reasonably relate to the Trust or its business, or is similarly inappropriate, and has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Shareholder Nominations for Trustees

        Shareholder nominations for election to the Board of Trustees should be sent to the attention of the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement, describe the nominee's qualifications and be accompanied by the nominee's written statement of willingness and affirmative desire to serve representing the interest of all shareholders. Shareholders may also make nominations directly by following the procedure specified in the Trust's By-laws.

        Nominees proposed by shareholders will be considered using the same criteria and in the same manner utilized by the Corporate Governance and Nominating Committee of the Board of Trustees in considering all nominees for election to the Board. See "Committees of the Board of Trustees—Corporate Governance and Nominating Committee."

Meetings of Non-Management and Independent Trustees

        The Board has instituted regularly scheduled executive sessions of the Board of Trustees, whereby non-management trustees meet at least twice each year, and the independent trustees at least once each year, in executive sessions. The chairpersons of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee will rotate presiding over these sessions.

 PROPOSALS OF SECURITY HOLDERS

        All proposals of any shareholder of the Trust that such shareholder wishes to be presented at the 2012 Annual Meeting of Shareholders and included in the proxy statement and form of proxy prepared for that meeting must be received by the Trust at its principal executive offices no later than December 13, 2011 to be considered for inclusion in such proxy statement and form of proxy. Any such proposal must be submitted in writing to the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement. A proposal which does not comply with the applicable requirements of Rule 14a-8 under the Exchange Act will not be included in management's proxy soliciting material for the 2012 Annual Meeting of Shareholders.

        A shareholder of the Trust may wish to have a proposal presented at the 2012 Annual Meeting of Shareholders, but not to have such proposal included in the Trust's proxy statement and form of proxy relating to that meeting. Pursuant to Section 13(a)(2) of the Trust's By-laws, notice of any such proposal must be received by the Trust between February 11, 2012 and March 12, 2011. If it is not received during this period, such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxies will have the right to exercise discretionary voting authority with respect to such proposal. Any such proposal must be submitted in writing to the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement.

SOLICITATION OF PROXIES

        The cost of the solicitation of proxies will be borne by the Trust. In addition to the use of the mail, solicitations may be made by telephone and personal interviews by officers, trustees and regularly engaged employees of the Trust. The Trust may engage a proxy solicitor to distribute the Trust's shareholder materials and solicit proxies. The Trust may agree to pay a fee for such services and to reimburse the solicitor for all reasonable disbursements. Any such fee is estimated to be approximately $7,500. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward this proxy statement to the beneficial owners of the shares held of record by such persons, and the Trust will reimburse them for their charges and expenses in this connection.

ANNUAL REPORT ON FORM 10-K

        The Trust will provide without charge to each person solicited by this proxy statement, at the written request of any such person, a copy of the Trust's Annual Report on Form 10-K (including the financial statements and the schedules thereto) as filed with the Securities and Exchange Commission for its most recent fiscal year. Such written requests should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Annex A

PROXY

LIBERTY PROPERTY TRUST

500 Chesterfield Parkway
Malvern, Pennsylvania 19355

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of LIBERTY PROPERTY TRUST (the “Trust”) hereby appoints William P. Hankowsky and Robert E. Fenza, and each of them acting individually, as the attorney and proxy of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of beneficial interest of the Trust which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders of the Trust to be held on May 11, 2011, at 11:00 a.m., local time, at The Desmond Hotel, One Liberty Boulevard, Malvern, Pennsylvania 19355, and any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side.

The Board of Trustees recommends a vote FOR all of the nominees of the Board of Trustees in the election of trustees, FOR the non-binding, advisory vote regarding the compensation of the Company’s named executive officers, FOR the “1 Year” frequency of the voting on the compensation of the Trust’s named executive officers and FOR ratification of the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2011.

SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒ Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” all of the nominees of the Board of Trustees in the election of trustees, “FOR” the non-binding, advisory vote regarding the compensation of the Company’s named executive officers, FOR the “1 Year” frequency of the voting on the compensation of the Trust’s named executive officers and “FOR” ratification of the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2011. This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Shareholders to be Held on May 11, 2011

This proxy statement and our 2010 annual report to shareholders are available at www.libertyproperty.com in the “Investor Relations” section.

1.                                       Election of seven trustees to hold office until 2012.

Nominees:                                        (01) M. Leanne Lachman, (02) Stephen D. Steinour, (03) Frederick F. Buchholz, (04) Thomas C. DeLoach, Jr., (05) Daniel P. Garton, (06) Stephen B. Siegel and (07) Katherine Elizabeth Dietze

FOR	WITHHELD
☐	☐

FOR ALL NOMINEES, EXCEPT AS NOTED ABOVE.

2.                                       A non-binding, advisory vote regarding the compensation of the Trust’s named executive officers.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.                                       A non-binding, advisory vote regarding the frequency of the voting on the compensation of the Trust’s named executive officers.

1 Year	2 Years	3 Years	ABSTAIN
☐	☐	☐	☐

4.                                       Approval of the proposal to ratify the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2010.

FOR	AGAINST	ABSTAIN
☐	☐	☐

MARK HERE FOR ADDRESS ☐ CHANGE AND NOTE AT LEFT

The undersigned hereby acknowledges receipt of the notice of annual meeting, the proxy statement furnished in connection therewith and the annual report to shareholders and hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

NOTE: Please mark, date and sign this proxy card and return it in the enclosed envelope. Please sign as your name appears hereon.  If shares are registered in more than one name, all owners should sign.  If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority.  Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.

Signature:	Date:	Signature:	Date:

Driving Directions to Desmond Hotel, Site of the Annual Meeting:

From Philadelphia: Take the Schuylkill Expressway (I-76) West. Follow I-76 to Route 202 South. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Blvd. The Hotel will be on the right.

From Philadelphia Airport:  Take I-95 South to 476 North. Follow 476 North to the Schuylkill Expressway (I-76) West to Route 202 South. Take Route 202 South to the Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Blvd. The Hotel will be on the right.

From Wilmington and Points South (Delaware and Maryland): Take I-95 North to Route 202 North. Follow Route 202 North to the Great Valley/Route 29 North Exit. At the end of the ramp, turn right onto Matthews Road. Turn right at next light onto 29 North. Turn right at second light onto Liberty Blvd. The Hotel will be on the left.

From New York and Points North:  Take the New Jersey Turnpike South to Exit 6, the Pennsylvania Turnpike Extension. Follow the Turnpike West to Exit 326, Valley Forge. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Blvd. The Hotel will be on the right.

From Harrisburg and Points West: Take the PA Turnpike East to Exit 326, Valley Forge. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Blvd. The Hotel will be on the right.

QuickLinks

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 11, 2011
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1—ELECTION OF TRUSTEES AND CONTINUING TRUSTEES
Recommendation and Required Vote
PROPOSAL 2—NON-BINDING, ADVISORY VOTE REGARDING THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS
Recommendation and Required Vote
PROPOSAL 3—NON-BINDING, ADVISORY VOTE REGARDING THE FREQUENCY OF VOTING ON THE COMPENSATION OF THE TRUST'S NAMED EXECUTIVE OFFICERS
Recommendation and Required Vote
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
Grants of Plan Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Shares Vested
Equity Compensation Plan Information
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRUSTEE COMPENSATION
PROPOSAL 4—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
POLICY FOR APPROVING RELATED PARTY TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE
MATTERS RELATED TO RISK
CORPORATE GOVERNANCE
PROPOSALS OF SECURITY HOLDERS
SOLICITATION OF PROXIES
ANNUAL REPORT ON FORM 10-K